Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

ACORDA THERAPEUTICS, INC., et al.,[1]	Case No. 24-22284 (DSJ)

Debtors.	Jointly Administered

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND

ORDER (I) CONFIRMING THE MODIFIED FIRST AMENDED JOINT

CHAPTER 11 PLAN OF LIQUIDATION OF ACORDA THERAPEUTICS, INC.

AND ITS AFFILIATED DEBTORS AND (II) GRANTING RELATED RELIEF

WHEREAS, Acorda Therapeutics, Inc. and its affiliated debtors and debtors- in-possession (collectively, the “Debtors”) have, among other things:2

i.
commenced the above-captioned chapter 11 cases (the “Chapter 11 Cases”) by each filing a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on April 1, 2024 (the “Petition Date”);
ii.
continued to operate their businesses and manage their respective properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;
iii.
filed on May 10, 2024, the (i) Joint Chapter 11 Plan of Acorda Therapeutics, Inc. and Its Affiliated Debtors [Doc. No. 160] (as may be amended, restated, supplemented, altered, or modified from time to time, the “Plan”); (ii) the Disclosure Statement for Joint Chapter 11 Plan of Liquidation of Acorda Therapeutics, Inc. and Its Affiliated Debtors [Doc. No. 161] (the “Disclosure Statement”); and (iii) the Debtors’ Motion for an Order (I) Approving the Disclosure Statement; (II) Establishing Notice and Objection Procedures for Confirmation of the Plan; (III) Approving Notice Packages and Procedures for Distribution Thereof; (IV) Approving the Forms of Ballots and Establishing Procedures for Voting on the Plan; and (V) Granting Related Relief [Doc. No. 162];

1 The Debtors in these chapter 11 cases, along with the last four (4) digits of each Debtor’s federal tax identification number, are: Acorda Therapeutics, Inc. (1168), Civitas Therapeutics, Inc. (2814), Biotie Therapies, LLC (2149), Biotie Therapies AG (N/A), Neuronex, Inc. (5094), and Acorda Therapeutics Limited (N/A). For the purposes of these chapter 11 cases, the address for the Debtors is: 2 Blue Hill Plaza, 3rd Floor, Pearl River, New York 10965.

2 Unless otherwise indicated, capitalized terms used but not defined in this Findings of Fact, Conclusions of Law, and Order (I) Confirming the Modified First Amended Joint Chapter 11 Plan of Liquidation of Acorda Therapeutics, Inc. and Its Affiliated Debtors, and (II) Granting Related Relief (this “Confirmation Order”) shall have the meanings ascribed to them in the Plan (as defined herein).

iv.
filed on July 2, 2024, the solicitation versions of (i) the First Amended Joint Chapter 11 Plan of Acorda Therapeutics, Inc. and Its Affiliated Debtors [Doc. No. 351], and (ii) the First Amended Disclosure Statement for Joint Chapter 11 Plan of Liquidation of Acorda Therapeutics, Inc. and Its Affiliated Debtors [Doc. No. 352];
v.
caused the Amended Notice of (I) Hearing on Confirmation of the Plan and Procedures for Objecting to Confirmation of the Plan; and (II) Procedures and Deadline for Voting on the Plan [Doc. No. 358] (the “Confirmation Hearing Notice”) to be served on July 3, 2024, as evidenced by the Affidavit of Service of Solicitation Materials [Doc. No. 410] (the “Solicitation Materials Service Affidavit”);
vi.
caused the Confirmation Hearing Notice to be published on July 8, 2024, in the national edition of The New York Times, as evidenced by the Certificate of Publication [Doc. No. 373];
vii.
caused the Notice Packages (as defined in the Disclosure Statement Order), including the Disclosure Statement, the Disclosure Statement Order, the Confirmation Hearing Notice, letter from the Official Committee of Unsecured Creditors (the “Committee”), the appropriate ballots for voting on the Plan (the “Ballots”) or Notice of Non-Voting Status, as applicable, to be distributed pursuant to the Order (I) Approving Disclosure Statement; (II) Establishing Notice and Objection Procedures for Confirmation of the Plan; (III) Approving Notice Packages and Procedures for Distribution Thereof; (IV) Approving the Forms of Ballots and Establishing Procedures for Voting on the Plan; and (V) Granting Related Relief [Doc. No. 356] (the “Disclosure Statement Order”);
viii.
filed on July 24, 2024, the Notice of Filing of Plan Supplement [Doc. No. 396] (as may be amended, restated, supplemented, altered, or modified from time to time, the “Plan Supplement”);
ix.
filed on August 3, 2024, the Solicitation Materials Service Affidavit [Doc. No. 410];
x.
filed on August 5, 2024, the Declaration of Craig E. Johnson of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the First Amended Joint Chapter 11 Plan of Liquidation of Acorda Therapeutics, Inc. and Its Affiliated Debtors [Doc. No. 412] (the “Voting Certification”);
xi.
filed on August 6, 2024, the Modified First Amended Joint Chapter 11 Plan of Acorda Therapeutics, Inc. and Its Affiliated Debtors [Doc. No. 417], which is attached hereto as Exhibit A;
xii.
filed on August 6, 2024, the Notice of Amended Plan Supplement [Doc. No. 420];

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xiii.
filed on August 6, 2024, the Debtors’ Memorandum of Law (I) in Support of Confirmation of the Debtors’ First Amended Joint Chapter 11 Plan of Liquidation of Acorda Therapeutics, Inc. and its Affiliated Debtors and (II) Reply to Objections Thereto [Doc. No. 419] (the “Confirmation Brief”); and
xiv.
filed on August 6, 2024, the Declaration of Michael A. Gesser in Support of Confirmation of the Debtors’ Chapter 11 Plan of Liquidation of Acorda Therapeutics, Inc. and Its Affiliated Debtors [Doc. No. 418] (the “Gesser Declaration”).

WHEREAS, the Bankruptcy Court has:

i.
entered on July 3, 2024, the Disclosure Statement Order;
ii.
set July 31, 2024, at 4:00 p.m. (prevailing Eastern Time) as the deadline for voting on the Plan and filing objections to confirmation of the Plan;
iii.
reviewed the Plan, the Plan Supplement, the Disclosure Statement, the Voting Certification, the Solicitation Materials Service Affidavit, the Confirmation Brief, the Gesser Declaration, and all pleadings, exhibits, statements, responses, and comments regarding confirmation of the Plan, including objections, statements, and reservations of rights, filed by parties in interest on the docket of these Chapter 11 Cases;
iv.
scheduled and held a hearing on confirmation of the Plan on August 7, 2024 (the “Confirmation Hearing”) pursuant to Rules 3017 and 3018 of the Federal Rules of Bankruptcy Procedures (the “Bankruptcy Rules”) and sections 1126, 1128 and 1129 of the Bankruptcy Code;
v.
heard the statements, arguments, and objections made by counsel in respect of confirmation of the Plan;
vi.
considered all oral representations, testimony, documents, filings, and other evidence admitted at the Confirmation Hearing; and
vii.
taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and argument presented in these Chapter 11 Cases.

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NOW, THEREFORE, the Bankruptcy Court having found that notice and opportunity for any party in interest to object to confirmation of the Plan has been adequate and appropriate as to all parties affected by the Plan and the transactions contemplated thereby; and the record of the Confirmation Hearing, including the Court’s oral ruling as stated on the record and the evidence admitted at the Confirmation Hearing, ~~being~~ all of which are incorporated herein; and the Court being familiar with and having taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases; and upon all of the proceedings held before the Court; and that the legal and factual bases set forth in the documents filed in support of confirmation and all evidence proffered or adduced by counsel at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation and sufficient cause appearing therefor, this Bankruptcy Court makes and issues the following findings of fact and conclusions of law: [DSJ 8/7/2024]

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A. Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Jurisdiction and Venue. The Bankruptcy Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and the Bankruptcy Court has jurisdiction to enter a final order determining that the Plan complies with the applicable provisions of the Bankruptcy Code and applicable law and should be approved and confirmed. Venue is proper before the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409.

C. Eligibility for Relief. Each Debtor entity is a proper debtor eligible for relief under section 109 of the Bankruptcy Code.

D. Chapter 11 Petitions. On the Petition Date, each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in this Bankruptcy Court. The Debtors are continuing in the possession of their respective properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No request has been made for the appointment of a trustee or an examiner. Pursuant to the Amended Notice of Appointment of Official Committee of Unsecured Creditors [Doc. No. 67], the United States Trustee for Region 2 appointed the Committee pursuant to section 1102(a) of the Bankruptcy Code.

E. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket in the Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court and/or its duly appointed agent, including, without limitation, all pleadings, notices, and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before the Bankruptcy Court during the Chapter 11 Cases.

F. Notice of Solicitation and Confirmation Materials. As evidenced by the Solicitation Materials Service Affidavit, the Plan, the Disclosure Statement, the Disclosure Statement Order, the ballots for voting on the Plan (the “Ballots”), the Confirmation Hearing Notice, Notices of Non-Voting Status, and the other materials distributed by the Debtors in connection with

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Confirmation of the Plan (collectively, the “Solicitation Materials”), including notice of the Voting Deadline and the Plan Confirmation Objection Deadline, were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Local Bankruptcy Rules for the Southern District of New York (the “Local Rules”), and with the procedures set forth in the Disclosure Statement Order. Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Order, was appropriate and satisfactory based on the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules. The transmittal and service of the Solicitation Materials complied with the approved solicitation and voting procedures, were appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, were conducted in good faith, and were in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations. Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required.

G. Voting. Votes on the Plan were solicited and tabulated fairly, reasonably, in good faith, and in compliance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy rules, laws, and regulations governing the adequacy of disclosure in connection with such solicitation. The Debtors and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, solicitation, and/or purchase of any securities offered under the Plan and, therefore, are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code to the full extent provided therein.

H. Plan Proposed in Good Faith. The Plan has been proposed in good faith, for proper purposes, and not by any means forbidden by law, and thus satisfies section 1129(a)(3) of the Bankruptcy Code. In so finding, the Bankruptcy Court has considered the totality of the circumstances of the Chapter 11 Cases. The Plan was proposed by the Debtors with the purpose of liquidating the Debtors and maximizing value for the Debtors’ stakeholders. The Plan (including all documents necessary to effectuate the Plan) is the result of extensive, good faith, arm’s-length negotiations among the Debtors and their stakeholders. The Plan implements a result that is consistent with the standards and goals of the Bankruptcy Code, including maximizing the value available for distributions and providing for the fair and equitable distributions to creditors, and is fair, just, and reasonable under the circumstances.

I. Plan Supplement. Prior to the Confirmation Hearing, the Debtors filed the Plan Supplement. The Plan Supplement complies with the terms of the Plan. The filing and notice of the Plan Supplement was appropriate and complied with the requirements of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice is or shall be required. The Debtors are authorized to modify the Plan Supplement documents with non-material revisions following entry of this Confirmation Order in a manner consistent with this Confirmation Order and the Plan.

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J. Plan Modification. Pursuant to, and in compliance with, section 1127 of the Bankruptcy Code, the Debtors have proposed certain modifications to the Plan as reflected therein (the “Plan Modifications”). In accordance with Bankruptcy Rule 3019, the Plan Modifications do not (a) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (b) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (c) materially or adversely affect or change the treatment of any Claims or Interests, (d) require re-solicitation of any holders of Claims or Interests, or (e) require that any such holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Under the circumstances, the form and manner of notice of the Plan Modifications were adequate, and no other or further notice of the Plan Modifications is necessary or required. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims or Interests that voted to accept the Plan or that are conclusively presumed to have accepted the Plan, as applicable, are deemed to have accepted the Plan as modified by the Plan Modifications. No holder of a Claim or Interest that has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence of the Plan Modifications. To the extent this Confirmation Order contains modifications to the Plan, such modifications were made to address objections and informal comments received from various parties-in-interest. Modifications to the Plan since the entry of the Disclosure Statement Order are consistent with the provisions of the Bankruptcy Code. The disclosure of any Plan Modifications prior to or on the record at the Confirmation Hearing constitutes due and sufficient notice of any and all Plan Modifications. The Plan as modified shall constitute the Plan submitted for confirmation.

K. Bankruptcy Rule 3016. In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors as the proponents of the Plan. The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b). The discharge, release, injunction, and exculpation provisions of the Plan are set forth in bold therein and in the Disclosure Statement, thereby complying with Bankruptcy Rule 3016(c).

L. Objections. To the extent that any objections (whether formal or informal), reservations of rights, statements, or joinders to any of the foregoing relating, in each case, to confirmation have not been resolved, withdrawn, waived, or settled prior to entry of this Confirmation Order, or otherwise resolved herein or as stated on the record of the Confirmation Hearing, they are hereby overruled on the merits based on the record before this Court.

M. Burden of Proof. The Debtors, as the proponents of the Plan, have met their burden of proving that the Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard. Further, each witness who testified on behalf of the Debtors or submitted a declaration in support of confirmation of the Plan in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topics addressed in their testimony and upon which testimony the Bankruptcy Court has relied.

N. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with all applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code. The discretionary provisions of the Plan comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code.

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O. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). The Plan properly classifies all Claims against and Interests in the Debtors pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. In addition to Administrative Expense Claims, Fee Claims, Priority Tax Claims, DIP Claims, and Adequate Protection Superpriority Claims, which need not be classified, the Plan designates nine (9) Classes of Claims and Interests. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Interests. The Debtors have made no determination to, and in fact have not, omitted any Claim pursuant to section 3.2 of the Plan. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

P. Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article IV of the Plan specifies that Class 2 (Other Secured Claims), Class 3 (Other Priority Claims), Class 5 (Biotie Claims), and Class 7 (Existing Subsidiary Debtor Interests) are Unimpaired under the Plan. Thus, section 1123(a)(2) of the Bankruptcy Code is satisfied.

Q. Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article IV of the Plan designates Class 1 (Prepetition Notes Secured Claims), Class 4 (General Unsecured Claims), Class 6 (Intercompany Claims), Class 8 (Existing Acorda Interests), and Class 9 (Subordinated Claims) as Impaired and specifies the treatment of Claims and Interests in such Class. Thus, section 1123(a)(3) of the Bankruptcy Code is satisfied.

R. No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Thus, section 1123(a)(4) of the Bankruptcy Code is satisfied.

S. Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan, including, without limitation, Article V thereof, and the Liquidation Trust Agreement provide adequate and proper means for the Plan’s implementation. Thus, section 1123(a)(5) of the Bankruptcy Code is satisfied.

T. Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Plan does not provide for the issuance of any securities, including non-voting securities, and the Debtors are being dissolved on or after the Effective Date as provided for in the Plan. Therefore, section 1123(a)(6) of the Bankruptcy Code is inapplicable.

U. Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Article V of the Plan provides for the appointment of a Liquidation Trustee, who will serve as a fiduciary and representative of each of the Wind Down Estates. The Plan provisions related to the manner of selection of the Liquidation Trustee are consistent with the interests of holders of Claims and Interests and with public policy and, therefore, section 1123(a)(7) of the Bankruptcy Code is satisfied to the extent applicable.

V. Additional Plan Provisions (11 U.S.C. § 1123(b)). The Plan’s provisions are appropriate, in the best interests of the Debtors and their Estates, and consistent with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

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W. Impairment/Unimpairment of Claims and Interests (11 U.S.C. § 1123(b)(1)). As contemplated by section 1123(b)(1) of the Bankruptcy Code, pursuant to the Plan, Classes 2, 3, 5, and 7 are unimpaired, and Classes 1, 4, 6, 8, and 9 are impaired.

X. Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). The Debtors have exercised sound business judgment in determining to reject certain Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, in accordance with the Plan, and any such rejections are justified and appropriate in these Chapter 11 Cases.

Y. Compromises and Settlements (11 U.S.C. § 1123(b)(3)). The settlements and compromises pursuant to and in connection with the Plan, including without limitation, the compromise and settlement of any Challenge (as defined in the DIP Order) of the Committee and the objection [Doc. No. 402] to confirmation of the Plan filed by the Committee as set forth in the Plan Modifications (the “Plan Settlement”), comply with and satisfy the requirements of section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019. The Plan Settlement is reasonable, designed to achieve a beneficial and efficient resolution of the Chapter 11 Cases for all parties-in- interest, a sound exercise of the Debtors’ business judgment, and in the best interest of the Estates. Accordingly, except as otherwise set forth in the Plan or herein, in consideration for the Distributions and other benefits provided for under the Plan and the, including, without limitation, release, exculpation, and injunction provisions, the Plan constitutes a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan. Based upon the representations and arguments of counsel to the Debtors and other interested parties, including the Committee, with respect to confirmation, all other testimony either actually given or proffered in connection with confirmation, including, without limitation, the Voting Certification and the Gesser Declaration, other evidence introduced at the Confirmation Hearing, and the full record of the Chapter 11 Cases, this Confirmation Order constitutes the Bankruptcy Court’s approval of the Plan Settlement.

Z. Releases. Under the facts and circumstances of the Chapter 11 Cases, the releases by the Debtors contained in Section 10.5(a) of the Plan (the “Estate Releases”) are (i) a valid exercise of the Debtors’ business judgment; (ii) in exchange for the good and valuable consideration and substantial contributions provided by the Released Parties; (iii) a good faith settlement and compromise of the Claims and Causes of Action released by the Estate Releases; (iv) in the best interests of the Debtors, their Estates, and all holders of Claims and Interests; (v) fair, equitable, and reasonable; (vi) given and made after due notice and opportunity for hearing; (vii) appropriately tailored to exclude claims for gross negligence, willful misconduct, or intentional fraud, and (viii) a bar to the Debtors, the Estates, the Wind Down Estates, and the Liquidation Trustee asserting any Claim or Cause of Action released pursuant to the Estates Releases.

Under the facts and circumstances of the case, the releases contained in Section 10.5(b) of the Plan (the “Third-Party Releases”) are (i) consensual under applicable law; (ii) in exchange for the good and valuable consideration and substantial contributions provided by the Released Parties; (iii) a good faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Releases; (iv) in the best interests of the Debtors, their Estates, and their stakeholders, and important to the overall objectives of the Plan; (v) fair, equitable, and reasonable; (vi) given and made after due notice and opportunity for hearing; (vii) appropriately tailored to exclude claims for gross negligence, willful misconduct, or intentional fraud, and (viii) a bar to the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Releases. The Third-Party Releases are consensual and the release provisions were conspicuous, emphasized with

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boldface type in the Plan, the Disclosure Statement, the Ballots, and the applicable notices. All Releasing Parties were properly informed that by voting to accept the Plan, they would be deemed to consent to the Third-Party Releases. Holders of Claims who abstained from voting on the Plan or voted against the Plan are not subject to the Third-Party Releases. In light of, among other things, the consensual nature of the Third-Party Releases, the critical role of the Third-Party Releases in obtaining the requisite support of the Debtors’ stakeholders needed to confirm the Plan, and the significant value provided by the Released Parties to the Debtors’ Estates, the Third-Party Releases are appropriate.

AA. Exculpation. Under the facts and circumstances of the Chapter 11 Cases, the exculpation provision contained in Section 10.6 of the Plan for the benefit of the Exculpated Parties is integral to the Plan, reasonable in scope, and appropriately tailored to the circumstances of these cases. Each Exculpated Party made significant contributions to these Chapter 11 Cases. The exculpation provisions do not relieve any party of liability for an act or omission to the extent such act or omission is determined by a Final Order of a court of competent jurisdiction to have constituted gross negligence, fraud, or willful misconduct. The record in these Chapter 11 Cases supports the exculpation provision provided by the Plan, which is appropriately tailored to protect the Exculpated Parties from inappropriate litigation in connection with or arising from, among other things, their participation in the Chapter 11 Cases and the Debtors’ Sale Transaction and are consistent with the Bankruptcy Code and applicable law.

BB. Injunction. The injunction provided by Section 10.4 of the Plan is essential to the Plan and is necessary to implement the Plan and to preserve and enforce the releases by the Debtors, the Third- Party Release for those holders of Claims or Interests that voted to accept the Plan, and the exculpation provision under the Plan. The injunction provisions are fair and reasonable and appropriately tailored to achieve those purposes.

CC. Liquidation Trust. The creation of the Liquidation Trust is an essential element of the Plan and necessary for confirmation and consummation of the Plan. The creation of the Liquidation Trust and execution of the Liquidation Trust Agreement in connection therewith are necessary and appropriate for confirmation of the Plan. The Liquidation Trust Agreement and any other documents in connection with the Liquidation Trust were negotiated at arm’s-length and in good faith, without the intent to hinder, delay, or defraud any creditor of the Debtors, and are supported by reasonably equivalent value and fair consideration. The Debtors have exercised reasonable business judgment in determining to enter into the Liquidation Trust Agreement and have provided sufficient and adequate notice of the material terms of the Liquidation Trust Agreement to all parties in interest in the Chapter 11 Cases.

DD. Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Pursuant to section 1129(a)(2) of the Bankruptcy Code, the Debtors have complied with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1122, 1123, 1124, 1125, and 1126 of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules governing notice, disclosure, and solicitation in connection with the Plan, the Disclosure Statement, the Plan Supplement, and all other matters considered by the Bankruptcy Court in connection with confirmation.

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EE. Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The procedures set forth in the Plan for the Bankruptcy Court’s approval of the fees, costs, and expenses to be paid in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

FF. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). Pursuant to Section 5.8 of the Plan, on the Effective Date, each of the directors and officers of each of the Debtors shall be discharged from their duties and terminated automatically, and unless subject to a separate agreement with the Liquidation Trustee, shall have no continuing obligations to the Debtors following the occurrence of the Effective Date. Moreover, pursuant to Section 5.4(d) of the Plan and the Liquidation Trust Agreement, on the Effective Date, the Liquidation Trustee shall be appointed. The Debtors have disclosed the identity of the Liquidation Trustee, which is consistent with the interest of creditors and with public policy. Accordingly, the Plan satisfies section 1123(a)(5) of the Bankruptcy Code.

GG. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any rate change that requires regulatory approval. Section 1129(a)(6) of the Bankruptcy Code is thus not applicable.

HH. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The “best interests” test is satisfied as to all Impaired Classes under the Plan, as each holder of a Claim or Interest in such Impaired Classes will receive or retain property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

II. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 2 (Other Secured Claims), Class 3 (Other Priority Claims), Class 5 (Biotie Claims), and Class 7 (Existing Subsidiary Debtor Interests) are unimpaired under the Plan, and Class 1 (Prepetition Notes Secured Claims) and Class 4 (General Unsecured Claims) have voted to accept the Plan. Thus, section 1129(a)(8) of the Bankruptcy Code is satisfied as to Classes 1, 2, 3, 4, 5, and 7. Class 6 (Intercompany Claims), Class 8 (Existing Acorda Interests) and Class 9 (Subordinated Claims) are impaired and deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, section 1129(a)(8) of the Bankruptcy Code has not and cannot be satisfied as to Classes 6, 8, and 9. The Plan, however, is still confirmable because it satisfies the nonconsensual confirmation provisions of section 1129(b) of the Bankruptcy Code.

JJ. Treatment of Certain Unclassified Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Expense Claims, Fee Claims, Priority Tax Claims and DIP Claims, pursuant to Article II of the Plan satisfies section 1129(a)(9) of the Bankruptcy Code.

KK. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 1 (Prepetition Notes Secured Claims) and Class 4 (General Unsecured Claims) are impaired Classes of Claims that voted to accept the Plan. Acceptance of the Plan did not depend on acceptance of the Plan by any insider. Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied.

LL. Feasibility (11 U.S.C. § 1129(a)(11)). The Plan provides for the dissolution of the Debtors on or after the Effective Date and for the liquidation of the Debtors’ property. Thus, section 1129(a)(11) of the Bankruptcy Code is satisfied.

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MM. Statutory Fees (11 U.S.C. § 1129(a)(12)). All fees payable under 28 U.S.C. § 1930, together with interest, if any, pursuant to 31 U.S.C. § 3717, have been paid or will be paid on or before the Effective Date pursuant to the Plan, thus satisfying section 1129(a)(12) of the Bankruptcy Code.

NN. Miscellaneous Provisions (11 U.S.C. §§ 1129(a)(13)–(16)). Sections 1129(a)(13)– (16) of the Bankruptcy Code are inapplicable to confirmation, as the Debtors: (i) do not provide “retiree benefits,” as defined in section 1114 of the Bankruptcy Code (section 1129(a)(13)); (ii) have no domestic support obligations (section 1129(a)(14)); (iii) are not individuals (section 1129(a)(15)); and (iv) are not nonprofit corporations (section 1129(a)(16)).

OO. No Unfair Discrimination; Fair and Equitable Treatment (11 U.S.C. § 1129(b)). The classification and treatment of Interests in Class 6 (Intercompany Claims), Class 8 (Existing Acorda Interests), and Class 9 (Subordinated Claims), which are deemed to have rejected the Plan, are proper pursuant to section 1122 of the Bankruptcy Code, do not discriminate unfairly, and are fair and equitable pursuant to section 1129(b)(1) of the Bankruptcy Code. There is no Class of Claims or Interests junior to Class 6 (Intercompany Claims), Class 8 (Existing Acorda Interests), and/or Class 9 (Subordinated Claims) that will receive or retain property under the Plan on account of their Claims or Interests. Accordingly, the Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to each Class that is deemed to have rejected the Plan. Thus, the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Class 6 (Intercompany Claims), Class 8 (Existing Acorda Interests), and Class 9 (Subordinated Claims).

PP. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only chapter 11 plan currently proposed in these Chapter 11 Cases, and section 1129(c) of the Bankruptcy Code is therefore satisfied.

QQ. Principal Purpose (11 U.S.C. § 1129(d)). The principal purpose of the Plan is neither the avoidance of taxes, nor the avoidance of the application of section 5 of the Securities Act, and no governmental unit has objected to the confirmation on any such grounds. Accordingly, section 1129(d) of the Bankruptcy Code is inapplicable.

RR. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code, and should be confirmed.

SS. Retention of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over certain matters as set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

Based upon the foregoing findings, and upon the record made before the Bankruptcy Court in connection with the Confirmation Hearing, including the oral ruling of the Bankruptcy Court made at the hearing held on August 7, 2024, which is incorporated herein, and good and sufficient cause appearing therefor, it is hereby

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ORDERED, ADJUDGED, AND DECREED THAT:

1. Confirmation of the Plan. The Plan in its entirety (including all of the amendments and/or modifications to the Plan filed with the Bankruptcy Court prior to or during the Confirmation Hearing) satisfies all applicable provisions of the Bankruptcy Code and is CONFIRMED pursuant to section 1129 of the Bankruptcy Code. The documents contained in or contemplated by the Plan, including the Plan Supplement, are hereby authorized and approved. The terms of the Plan, including the Plan Supplement, are incorporated herein by reference and are an integral part of this Confirmation Order. Any amendments or modifications to the Plan described or set forth in this Confirmation Order are hereby approved, without further order of the Bankruptcy Court.

2. Objections. Any and all objections, statements, informal objections, and reservations of rights, if any, related to the Plan or Confirmation of the Plan that have not been withdrawn or resolved prior to the Confirmation Hearing are hereby overruled on the merits. All withdrawn objections, if any, are deemed withdrawn with prejudice.

3. Deemed Acceptance of the Plan as Modified. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to accept the Plan, subject to modifications, if any. No Holder of a Claim shall be permitted to change its vote as a consequence of Plan modifications (including modifications to the Plan Supplement). All modifications to the Plan (including the Plan Supplement) made after the Voting Deadline are hereby approved, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

4. Compromises and Settlements. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, upon the Effective Date, all settlements and compromises set forth in the Plan and including, without limitation, the Plan Settlement, are approved in all respects, and constitute good faith compromises and settlements. The Debtors are authorized to execute and deliver any documents, agreements, and instruments in accordance with the terms of the Plan, and to effectuate the Plan Settlement.

5. Plan Supplement. The documents contained in the Plan Supplement (including the Liquidation Trust Agreement) are integral to the Plan and are approved by the Bankruptcy Court. The terms of the Plan, the Plan Supplement, and any exhibits thereto are incorporated as if set forth at length herein, approved by this Confirmation Order and are an integral part of this Confirmation Order. Notwithstanding Bankruptcy Rules 3020(c), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Supplement, all exhibits thereto and all amendments thereto, and all other documents necessary for the implementation of the foregoing shall be immediately effective and enforceable (except as otherwise set forth in the Plan) and deemed binding on the Debtors, the respective parties thereto, all present and former holders of Claims or Interests, all parties in interest, and their respective heirs, executors, administrators, successors, and assigns. The failure to specifically include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Bankruptcy Court that the Plan, the Plan Supplement, or any related document be approved and confirmed in their entirety, except as expressly modified herein, and incorporated herein by reference. Once finalized and executed, the documents comprising the Plan Supplement and all other documents contemplated for consummation of the Plan shall, as applicable, constitute

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legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms and the terms of the Plan and this Confirmation Order.

6. Binding Nature of Plan Terms. Notwithstanding any otherwise applicable law, from and after the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order shall be deemed binding upon (i) the Debtors, (ii) any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), (iii) any and all non-debtor parties to Executory Contracts and Unexpired Leases with any of the Debtors, and (iv) the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing, in their capacities as such. [DSJ 8/7/2024]

7. Authorization to Implement the Plan. The Debtors and the Liquidation Trustee (as applicable) are authorized to take all actions as may be necessary or appropriate to consummate the Plan and to execute, enter into or otherwise make effective all documents arising in connection therewith, including, without limitation, the Liquidation Trust Agreement, prior to, on, and after the Effective Date, as applicable.

8. On the Effective Date, the Liquidation Trustee is authorized to do all things and to execute and deliver all agreements, documents, instruments, notices, and certificates as are contemplated by the Plan and the Liquidation Trust Agreement, and to take all necessary actions required in connection therewith, in the name of and on behalf of the Debtors or the Liquidation Trust Beneficiaries, as applicable.

9. The approvals and authorizations specifically set forth in this Confirmation Order are not intended to limit the authority of the Debtors or the Liquidation Trustee to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.

10. Classification and Treatment. The Plan’s classification scheme is approved. The classifications set forth on the ballots: (i) were set forth on the ballots solely for purposes of voting to accept or reject the Plan; (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for Distribution purposes; (iii) may not be relied upon by any Holder as representing the actual classification of such Claim under the Plan for Distribution purposes; and (iv) shall not be binding on the Debtors except for Plan voting purposes. The classification of all Allowed Claims and Interests and the respective Distributions and treatments thereof under the Plan shall take into account, conform to, and satisfy the relative priority and rights of the Claims and Interests in accordance with any contractual, legal, and equitable subordination rights relating thereto.

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11. Governmental Approvals. This Confirmation Order shall constitute, to the greatest extent permissible, all approvals and consents, if any, required by the laws, rules or regulations of any state or any governmental authority with respect to the implementation or consummation of the Plan and any act that may be necessary or appropriate for the implementation or consummation of the Plan or the transaction contemplated by the Plan and this Confirmation Order. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized and directed to accept for filing and/or recording any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan and this Confirmation Order, including, without limitation, this Confirmation Order itself.

12. Cancellation of Interests. As of the Effective Date, all Interests of any kind shall be deemed cancelled, and the holders thereof shall not receive or retain any property, interest in property or consideration under the Plan on account of such Interests.

13. Releases, Injunction, Exculpation, and Related Provisions. The releases, injunction, exculpation, and related provisions in Article X of the Plan (i) are incorporated herein in their entirety, (ii) are hereby approved and authorized in all respects, and (iii) shall be immediately effective in accordance with the terms of the Plan on the Effective Date without further order or action of the Bankruptcy Court or any other party.

14. Dissolution of the Committee. On the Effective Date, the Committee shall dissolve and all members, ex officio members, employees, attorneys, financial advisors, other Professionals, or other agents thereof shall be released from all rights and duties arising from or related to the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Committee’s attorneys and financial advisors and other agents shall terminate; provided, however, that the foregoing shall not apply to any matters concerning any Fee Claims held or asserted by any Professional or reimbursement of any reasonable and documented expenses of the Committee’s members incurred in their capacity as such.

15. Liquidation Trust. The creation of the Liquidation Trust, and the transfer of the Debtors’ assets to the Liquidation Trust, shall not be subject to avoidance for any purposes whatsoever, and shall not constitute a voidable transfer under the Bankruptcy Code or any other applicable non-bankruptcy law.

16. Liquidation Trustee. On and after the Effective Date, the Liquidation Trustee is charged with winding down the Debtors’ Estates, and has the sole authority to carry out the functions provided in Section 5.4(e) of the Plan, which includes authority to, among other things, (i) take all steps and execute all instruments and documents necessary to make Distributions to holders of Allowed Claims and to perform the duties assigned to the Liquidation Trustee under the Plan or the Liquidation Trust Agreement; (ii) wind up the affairs of the Debtors, if and to the extent necessary, including taking any steps to dissolve, liquidate, bankrupt, or take other similar action with respect to each Debtor; and (iii) make Distributions of the Liquidation Trust Assets and any proceeds thereof, in excess of any amounts necessary to pay Liquidation Trust Expenses, in accordance with the terms of this Plan; and (iv) file, prosecute, settle, or dispose of any and all objections to asserted Claims.

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17. Rules Governing Conflicts Between Documents. In the event of an inconsistency between the Plan and the Liquidation Trust Agreement, unless otherwise specified in the Plan, the Liquidation Trust Agreement shall control in all respects; provided, however, that this Confirmation Order shall control and take precedence in the event of any inconsistency between this Confirmation Order, any provision of the Plan, and any of the foregoing documents.

18. Rejection of Contracts. As of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed rejected, unless such contract or lease (i) was previously assumed or rejected by the Debtors pursuant to an order of the Bankruptcy Court; (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto; (iii) is the subject of a motion to assume filed by the Debtors on or before the Confirmation Date; (iv) is a contract, release, or other agreement or document entered into in connection with the Plan, (v) is a D&O Liability Insurance Policy or an insurance policy; or (vi) is identified for assumption on the Assumption Schedule included in the Plan Supplement.

19. Rejection Damages Claims. In the event that the rejection of an executory contract or unexpired lease results in damages to the other party or parties to such contract or lease, any Claim for such damages shall be classified and treated in Class 4 (General Unsecured Claims). Such Claim shall be forever barred and shall not be enforceable against the Debtors, Wind Down Estates, the Liquidation Trust, or their respective Estates, properties or interests in property as agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel for the Debtors or Liquidation Trust, as applicable, by the later of (a) thirty

(30) days after the filing and service of the notice of the occurrence of the Effective Date; and (b) thirty (30) days after entry of an Order rejecting such contract or lease if such contract or lease is the subject of a pending Assumption Dispute.

20. Employee Health Benefits.

a. Under an Administrative Services Only Agreement and a Stop Loss Policy (jointly, “ASO Agreement”), Cigna Health and Life Insurance Company (“Cigna”) provides administrative and related services for Debtors’ self- insured employee healthcare benefits plan (“Benefits Plan”). Under the ASO Agreement, Cigna processes healthcare claims of Debtors’ employees and their dependents (“Benefits Claims”), and causes the Benefits Claims that are eligible for payment under the Benefits Plan (“Payable Claims”) to be funded through Debtors’ segregated Plan bank account at Citibank, Account No. XXXXXX1684, held in the name of Debtor Acorda Therapeutics, Inc. (“Benefits Plan Bank Account”).

b. In accordance with the Debtors’ direction, coverage under the Benefits Plan shall terminate on August 31, 2024, or such other date as may be agreed in writing by the Debtors and Cigna (“Termination Date”). Debtors have elected to provide for Benefits Claims incurred, but not submitted, processed and paid prior to the Termination Date (“Run-Out Claims”), to be processed by Cigna and funded for a twelve (12) month period following the Termination Date.

c. To fund the payment of the Run-Out Claims, Debtors shall, prior to the Termination Date, irrevocably deposit funds into the Benefits Plan Bank

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Account sufficient to bring the balance of the Benefits Plan Bank Account to no less than $495,369.00 (“Deposit”). From and after the Termination Date, the Debtors shall be prohibited from withdrawing any funds held in the Benefits Plan Bank Account.

d. Conditioned upon the Deposit, Cigna shall process Run-Out Claims that are received by Cigna in sufficient time to be processed and paid prior to the last day of the month that is twelve (12) months from the Termination Date (“Run- Out Claims Termination Date”), and shall cause such Run-Out Claims that are Payable Claims to be paid to the extent that a sufficient balance remains in the Benefits Plan Bank Account to fund such payment. Cigna shall not be required to process Run-Out Claims received after the Run-Out Claims Termination Date, or to cause any Payable Claims to be paid to the extent that the balance of the Benefits Plan Bank Account is insufficient to fund the payment of such claims.

e. If, at any time, Cigna determines that there are insufficient funds in the Benefits Plan Bank Account to fund the continued payment of Payable Claims, Cigna shall cease processing Run-Out Claims, and Cigna shall promptly provide the Liquidation Trustee (or a successor thereto, whose identity and contact information must be provided to Cigna in writing by the Liquidation Trustee) with written notice of the amount reasonably expected by Cigna to be necessary to fund the payment of remaining Run-Out Claims (“Supplemental Funding Amount”). If the Supplemental Funding Amount is not deposited into the Benefits Plan Bank Account within ten (10) calendar days of such notice, then the date of such notice shall be deemed the Run-Out Claims Termination Date.

f. Not later than 45 days following the Run-Out Termination Date, the Liquidation Trustee shall request that Cigna take action necessary to have any balance remaining in the Benefits Plan Bank Account, less any outstanding check liability, transferred to a bank account designated by the Liquidation Trustee, and Cigna shall cooperate as necessary to facilitate that transfer. Any such balance shall be the property of the Liquidation Trustee.

g. Provided that Cigna has completed its obligations hereunder, Cigna’s responsibilities under the ASO Agreement shall be deemed fully performed as of the Run-Out Claims Termination Date, and Cigna shall be deemed released from any liability, including liability under 11 U.S.C. §§ 547, 548, 549 and 550, arising from or relating to the ASO Agreement.

h. Notwithstanding anything in the Plan or this Order to the contrary, the ASO Agreement shall be deemed assumed under the Plan, but shall be deemed validly terminated effective as of the Termination Date; provided, however, that Debtors shall, on or before the Effective Date of the Plan, to the extent not previously paid, pay all amounts due under the ASO Agreement for the period prior to the Termination Date.

21. Statutory Fees. All fees payable pursuant to 28 U.S.C. § 1930 and any applicable interest thereon that are due and payable as of the Effective Date shall be paid in full in Cash by the Debtors or the Liquidation Trustee on the Effective Date. All such fees and any applicable interest thereon that become due and payable after the Effective Date shall be paid by the

16

Liquidation Trustee from the Liquidation Trust Assets when such fees become due and payable. All such fees and any applicable interest thereon shall continue to become due and payable until the entry of a final decree closing of the applicable Chapter 11 Case or conversion or dismissal of the applicable Chapter 11 Case, whichever is earlier. For the avoidance of doubt, no governmental unit is required to File a request for an Administrative Expense Claim for Statutory Fees.

22. Fee Claims. All entities seeking an award by the Bankruptcy Court of Fee Claims (a) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, and (b) shall be paid in full from the Professional Fees Escrow Account in such amounts as are Allowed by the Bankruptcy Court, subject, in respect of the Fee Claims of the Creditors’ Committee, to the Committee Professional Fee Cap, (a) in accordance with the Interim Compensation Order, (b) upon the later of the Effective Date and the date upon which the order relating to any such Allowed Fee Claim is entered or (c) upon such other less favorable terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or the Liquidation Trustee, as applicable. Notwithstanding anything to the contrary in the Interim Compensation Order, Professionals shall only be required to file a final fee application and do not need to file an interim fee application. Objections to such Fee Claims, if any, must be filed and served no later than twenty (20) calendar days after the filing of such fee application or such other date as established by the Bankruptcy Court.

23. Notice of Confirmation and Effective Date. The Debtors’ Solicitation Agent shall serve notice of the entry of this Confirmation Order on (i) all holders of Claims or Interests and

(ii) those other parties on whom the Plan, Disclosure Statement, and related documents were served. Such service constitutes good and sufficient notice on all parties in interest pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c). On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall file with the Bankruptcy Court a notice of Effective Date of the Plan (the “Notice of Effective Date”), and shall mail or cause to be mailed by first-class mail to (i) holders of Claims and or Interests and (ii) those persons who have filed with the Bankruptcy Court requests for notices pursuant to Bankruptcy Rule 2002 a copy of the Notice of Effective Date; provided, however, that the Debtors and the Liquidation Trustee shall not be required to transmit the Notice of Effective Date to any holders of Claims or Interests for which applicable Solicitation Materials were returned to the Solicitation Agent as undeliverable. No other or further notice of the entry of this Confirmation Order and occurrence of the Effective Date shall be necessary.

24. Funding of Professional Fee Escrow Account. No later than five (5) days after the Effective Date, the Debtors or the Liquidation Trustee (as applicable) shall, if and to the extent necessary, fund the Professional Fees Escrow Account in accordance with the terms of the Plan. The Liquidation Trustee is charged with administering the Professional Fees Escrow Account after the Effective Date and for paying Allowed Fee Claims from the Professional Fees Escrow Account in accordance with the terms of the Plan. Until payment in full of all Allowed Fee Claims, subject, in respect of the Fee Claims of the Creditors’ Committee, to the Committee Professional Fee Cap, funds held in the Professional Fees Escrow Account shall not be considered Liquidation Trust Assets or otherwise property of the Liquidation Trust, the Debtors, or their Estates. The Professional Fees Account shall be treated as a trust account for the benefit of holders of Fee Claims and for no other parties until all Allowed Fee Claims have been paid in full in Cash. No

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other Liens, claims, or interests shall encumber the Professional Fees Account or Cash held in the Professional Fees Escrow Account in any way.

25. Section 1146 Exemption. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment. Upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents are directed to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment. Such exemption specifically applies, without limitation, to the transfer of the Liquidation Trust Assets to the Liquidation Trust.

26. Enforceability. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan and all Plan-related documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

27. Substantial Consummation. On the Effective Date, the Plan shall be deemed substantially consummated as to each Debtor under sections 1101(2) and 1127(b) of the Bankruptcy Code. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver of the conditions precedent to effectiveness set forth in the Plan.

28. Severability. The provisions of the Plan and this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern, and any provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

29. Effect of Non-Occurrence of Effective Date. If the Effective Date does not occur with respect to the Debtors, the Plan shall be null and void in all respects, and nothing contained in the Plan, the Disclosure Statement, or this Confirmation Order shall (i) constitute a waiver or release of any Claims by or Claims against or Interests in the Debtor; (ii) prejudice in any manner the rights of the Debtor, any holders of Claims or Interests, or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any holders of Claims or Interests, or any other Entity in any respect.

30. Conditions to Effective Date. The Plan shall not become effective unless and until the conditions in Article IX of the Plan have been satisfied or waived in accordance with the terms of the Plan.

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31. Partial Waiver of Fourteen-Day Stay. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), and 7062 and any other Bankruptcy Rule to the contrary, to the extent applicable, this Confirmation Order shall be effective and enforceable on the date that is seven (7) days after entry of this Confirmation Order and any applicable stay is reduced accordingly to seven (7) days; provided, however, that if the U.S. Trustee files a notice of appeal on or before the seventh day after entry of this Confirmation Order, the stay shall be extended another six (6) days and the Confirmation Order shall be effective and enforceable on the date that is 13 days after entry of this Confirmation Order. [DSJ 8/7/2024]

32. Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of this Confirmation Order and occurrence of the Effective Date, and except as otherwise ordered by the Bankruptcy Court, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, these Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, to address the matters specified in the Plan or addressed by this Confirmation Order, as well as for the purposes set forth in section 1142 of the Bankruptcy Code.

Dated:	New York, New York
	August 7, 2024	s/ David S. Jones
HONORABLE DAVID S. JONES
UNITED STATES BANKRUPTCY JUDGE

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Exhibit A

Modified First Amended Joint Chapter 11 Plan of Liquidation of

Acorda Therapeutics, Inc. and Its Affiliated Debtors

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re		Chapter 11

ACORDA THERAPEUTICS, INC., et al.,[1]		Case No. 24-22284 (DSJ)

Debtors.		Jointly Administered
/

MODIFIED FIRST AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION OF ACORDA THERAPEUTICS, INC. AND ITS AFFILIATED DEBTORS

John R. Dodd (admitted pro hac vice)	Blaire Cahn
Baker & McKenzie LLP	Baker & McKenzie LLP
1111 Brickell Avenue, 10th Floor Miami, FL 33130	452 Fifth Avenue New York, NY 10018
Telephone: 305-789-8900	Telephone: 212-626-4100
Facsimile: 305-789-8953	Facsimile: 212-310-1600
Email: john.dodd@bakermckenzie.com	Email: blaire.cahn@bakermckenzie.com

Counsel for the Debtors and Debtors-in-Possession

Dated: August 6, 2024

New York, New York

1 The Debtors in these chapter 11 cases, along with the last four (4) digits of each Debtor’s federal tax identification number, are: Acorda Therapeutics, Inc. (1168), Civitas Therapeutics, Inc. (2814), Biotie Therapies, LLC (2149), Biotie Therapies AG (N/A), Neuronex, Inc. (5094), and Acorda Therapeutics Limited (N/A). For the purposes of these chapter 11 cases, the address for the Debtors is: 2 Blue Hill Plaza, 3rd Floor, Pearl River, New York 10965.

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5.10 Indemnification of Directors, Officers, and Employees.	27
5.11 Compromise and Settlement of Claims, Interests, and Controversies.	28
5.12 Preservation of Rights of Action.	28
5.13 Cancellation of Existing Securities and Agreements.	29
5.14 Cancellation of Liens.	29
5.15 Stock Restrictions.	29
5.16 Subordination Agreements.	30
5.17 Nonconsensual Confirmation	30
5.18 Notice of Effective Date.	30
5.19 Withholding and Reporting Requirements.	30
5.20 Closing of Chapter 11 Cases.	31

ARTICLE VI DISTRIBUTIONS.	31
6.1 Distributions Generally.	31
6.2 Distribution Record Date.	31
6.3 Date of Distributions.	31
6.4 Disbursing Agent.	31
6.5 Rights and Powers of Disbursing Agent.	32
6.6 Expenses of Disbursing Agent	32
6.7 No Postpetition Interest on Claims.	32
6.8 Delivery of Distributions.	33
6.9 Distributions after Effective Date.	33
6.10 Unclaimed Property.	33
6.11 Time Bar to Cash Payments.	34
6.12 Manner of Payment under Plan.	34
6.13 Satisfaction of Claims.	34
6.14 Minimum Cash Distributions.	34
6.15 Setoffs and Recoupments.	34
6.16 Allocation of Distributions between Principal and Interest.	34
6.17 No Distribution in Excess of Amount of Allowed Claim.	35
6.18 Distributions Free and Clear.	35

ARTICLE VII PROCEDURES FOR DISPUTED CLAIMS.	35
7.1 Objections to Claims.	35
7.2 Allowance of Claims.	35
7.3 Resolution of Claims.	35
7.4 Payments and Distributions with Respect to Disputed Claims.	36
7.5 Disallowance of Claims.	36
7.6 Estimation of Claims.	36
7.7 No Distributions Pending Allowance.	36
7.8 Claim Resolution Procedures Cumulative.	36
7.9 Insured Claims.	36

ARTICLE VIII EXECUTORY CONTRACTS AND UNEXPIRED LEASES	37
8.1 General Treatment.	37
8.2 Rejection Damages Claims.	37
8.3 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.	37
8.4 Assignment.	38
8.5 Modifications, Amendments, Supplements, Restatements, or Other Agreements.	38

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8.6 Reservation of Rights.	39

ARTICLE IX CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN AND EFFECTIVE DATE.	39
9.1 Conditions Precedent to Confirmation of Plan	39
9.2 Conditions Precedent to Effective Date.	39
9.3 Waiver of Conditions Precedent.	40
9.4 Effect of Failure of a Condition.	41

ARTICLE X EFFECT OF CONFIRMATION OF PLAN.	41
10.1 Vesting of Assets.	41
10.2 Binding Effect.	41
10.3 Term of Injunctions or Stays.	42
10.4 Injunction	42
10.5 Releases.	43
10.6 Exculpation.	44
10.7 Subordinated Claims.	45
10.8 Solicitation of Plan	45

ARTICLE XI RETENTION OF JURISDICTION.	45
11.1 Retention of Jurisdiction	45
11.2 Courts of Competent Jurisdiction	47

ARTICLE XII MISCELLANEOUS PROVISIONS.	47
12.1 Payment of Statutory Fees.	47
12.2 Substantial Consummation of the Plan.	47
12.3 Plan Supplement.	47
12.4 Request for Expedited Determination of Taxes.	47
12.5 Exemption from Certain Transfer Taxes.	47
12.6 Amendments.	48
12.7 Effectuating Documents and Further Transactions.	48
12.8 Revocation or Withdrawal of Plan.	49
12.9 Dissolution of Creditors’ Committee.	49
12.10 Severability of Plan Provisions	49
12.11 Governing Law.	50
12.12 Time.	50
12.13 Dates of Actions to Implement the Plan.	50
12.14 Immediate Binding Effect.	50
12.15 Deemed Acts.	50
12.16 Successor and Assigns.	50
12.17 Entire Agreement.	50
12.18 Exhibits to Plan.	51
12.19 Notices.	51

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Each of Acorda Therapeutics, Inc., Civitas Therapeutics, Inc., Biotie Therapies, LLC, Biotie Therapies AG, Neuronex, Inc., and Acorda Therapeutics Limited (each, a “Debtor” and, collectively, the “Debtors”) propose the following joint chapter 11 plan of liquidation pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Article I.A. The exhibits and schedules referenced in this Plan, the Plan Supplement, or the Disclosure Statement are incorporated into and are part of this Plan as if set forth in full herein.

Subject to section 1127 of the Bankruptcy Code, Rule 3019 of the Bankruptcy Rules, and this Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw this Plan prior to substantial consummation.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY.

ARTICLE I DEFINITIONS AND INTERPRETATION.

A. Definitions. “503(b)(9) Claim” means an Administrative Expense Claim arising under section 503(b)(9) of the Bankruptcy Code.

1.2 “Adequate Protection Superpriority Claims” means “Secured Party Adequate Protection Superpriority Claims” as defined in the DIP Order.

1.3 “Administrative Expense Claim” means any right to payment constituting a cost or expense of administration incurred during the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Fee Claims; (c) Restructuring Expenses; (d) 503(b)(9) Claims; (e) the DIP Claims; and (f) any other such claims expressly provided under the DIP Order.

1.4 “Affiliates” means “Affiliates” as such term is defined in section 101(2) of the Bankruptcy Code.

1.5 “Alkermes” means Alkermes Plc.

1.6 “Alkermes Litigation Proceeds” means the proceeds, if any, awarded to Acorda Therapeutics, Inc. in connection with the litigation commenced by Acorda Therapeutics, Inc. against Alkermes to collect certain license and supply royalties paid to Alkermes between July 2018 and July 2020, net of any fees, costs, and expenses due and owing in connection therewith, including professional fees, costs, and expenses.

1.7 “Allowed” means, with reference to any Claim or Interest, a Claim or Interest (a) arising on or before the Effective Date as to which (i) no objection to allowance or priority, and no request for estimation or other challenge, including, without limitation, pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed and not withdrawn within the applicable period fixed by the Plan or applicable law, or (ii) any objection has been determined in favor of the holder of the Claim or Interest by a Final Order; (b) that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors or the Liquidation Trustee, as applicable; (c) as to which the liability of the Debtors or the Liquidation Trust, as applicable, and the amount thereof are determined by a Final Order of a court of competent jurisdiction; (d) that is listed in the Schedules as liquidated, non-contingent, and undisputed and is not superseded by a

Proof of Claim; or (e) expressly allowed hereunder; provided, however, that notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Liquidation Trust shall retain all claims and defenses with respect to Allowed Claims that are Unimpaired pursuant to the Plan; provided, further, that any (a) Claim or Interest paid or required to be paid by a purchaser pursuant to a Bankruptcy Court-approved purchase agreement or order approving a sale of certain of the Debtors’ Assets during the course of these Chapter 11 Cases or (b) Claim or Interest listed in the Schedules that has been paid by the Debtors (i) after the Petition Date pursuant to an order of the Bankruptcy Court, (ii) before the Petition Date and was inadvertently listed on the Schedules, or (iii) paid by the Debtors or a Bankruptcy Court-approved purchaser pursuant to a Bankruptcy Court-approved purchase agreement or order approving a sale of certain of the Debtors’ Assets during the course of these Chapter 11 Cases as an assumed liability, shall not be considered an Allowed Claim.

1.8 “Asset” means all of the right, title, and interest of the Debtors in and to property of whatever type or nature (including, without limitation, real, personal, mixed, intellectual, tangible, and intangible property).

1.9 “Assumption Dispute” means a pending objection relating to assumption and assignment of an executory contract or unexpired lease to be assumed and assigned by the Debtors pursuant to the Plan and in accordance with section 365 of the Bankruptcy Code.

1.10 “Assumption Schedule” means the schedule of executory contracts and unexpired leases to be assumed and assigned by the Debtors pursuant to the Plan that will be included in the Plan Supplement, as may be amended, modified, or supplemented from time to time in accordance with the Confirmation Order.

1.11 “Avoidance Actions” means any and all actual or potential Causes of Action of the Debtors arising under chapter 5 of the Bankruptcy Code or under similar or related state or federal statutes and common law, including, without limitation, all preference, fraudulent conveyance, fraudulent transfer, and/or other similar avoidance action claims, rights, and causes of action, and commercial tort law, to the extent not previously transferred, sold, assigned, or waived under any prior order of the Bankruptcy Court in these Chapter 11 Cases.

1.12 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.13 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the Southern District of New York.

1.14 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any local Bankruptcy Rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

1.15 “Bar Date” means the dates fixed by order(s) of the Bankruptcy Court (including the Bar Date Order or the Confirmation Order) by which any Persons, asserting a Claim against any Debtor must have filed a Proof of Claim or application for allowance of such Claim (as applicable) with the Bankruptcy Court against any such Debtor or be forever barred from asserting such Claim.

1.16 “Bar Date Order” means that certain Order Establishing Deadlines for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof entered by the Bankruptcy Court in these Chapter 11 Cases on June 5, 2024 (ECF No. 266).

1.17 “Biotie Claim” means any Claim against Debtor Biotie Therapies AG, whether arising before or after the Petition Date.

1.18 “Business Day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.19 “Carve-Out Cash” means the amount of Cash (1) provided for in paragraph 6(i)(d) of the DIP Order, plus (2) additional Cash in the amount of $350,000 funded on the Effective Date from Net Cash Proceeds.

1.20 “Cash” means legal tender of the United States of America.

1.21 “Causes of Action” means any action, Claim, cross-claim, third-party claim, cause of action, controversy, demand, right, lien, indemnity, guaranty, suit, obligation, liability, loss, debt, damage, judgment, account, defense, remedies, offset, power, privilege, license, and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including, without limitation, under any state or federal securities laws). Causes of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to section 362 of the Bankruptcy Code or Avoidance Actions; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim.

1.22 “Chapter 11 Cases” means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court.

1.23 “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code, as against any Debtor.

1.24 “Claims Agent” means Kroll Restructuring Administration LLC, or any other entity approved by the Bankruptcy Court to act as the Debtors’ claims and noticing agent pursuant to 28 U.S.C. § 156(c).

1.25 “Claims Objection Bar Date” means the date that is ninety (90) days after the Effective Date, subject to extension by the Bankruptcy Court.

1.26 “Class” means any group of Claims or Interests classified as set forth in Article III of the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.27 “Collateral” has the meaning ascribed in the DIP Order, including proceeds thereof.

1.28 “Committee Professional Fee Cap” has the meaning set forth in Section 2.2(a) of the Plan.

1.29 “Confirmation” means entry of the Confirmation Order on the docket of the Chapter 11 Cases.

1.30 “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.31 “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.32 “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code in form and substance reasonably acceptable to the Requisite Consenting Creditors.

1.33 “Consenting Creditors” means “Consenting Creditors” as defined in the RSA.

1.34 “Creditors’ Committee” means the statutory committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code as set forth in the Appointment of Official Committee of Unsecured Creditors (ECF No. 57) filed on April 15, 2024, as amended in the Amended Notice of Appointment of Official Committee of Unsecured Creditors (ECF No. 67) filed on April 18, 2024, as may be reconstituted from time to time.

1.35 “Cure Amount” means the payment of Cash by the Debtors or Liquidation Trust, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary pursuant to section 365(b)(1)(A) of the Bankruptcy Code to permit the Debtors to assume an executory contract or unexpired lease.

1.36 “D&O Liability Insurance Policies” means, collectively, all insurance policies (including any “runoff” or “tail policy”) of any of the Debtors for current or former directors’, members’, managers’, and officers’ liability.

1.37 “D&O Policy Proceeds” means the proceeds, if any, of the D&O Liability Insurance Policies actually paid by the D&O Liability Insurance Policies carriers, less amounts paid for any covered costs or expenses incurred by any covered person or party in connection with the defense of any Claim or Cause of Action against such person or party.

1.38 “Debtor” or “Debtors” has the meaning set forth in the introductory paragraph of the Plan.

1.39 “Debtors in Possession” means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

1.40 “Definitive Documents” means the documents (including any related orders, agreements, instruments, schedules or exhibits) that are necessary or desirable to implement, or otherwise relate to the Plan, including, but not limited to: (a) the Disclosure Statement; (b) any motion seeking approval of the adequacy of the Disclosure Statement and solicitation of the Plan,

(c) the Disclosure Statement Order; (d) the DIP Order; (e) each of the documents comprising the Plan Supplement; (f) the Confirmation Order; and (g) the Liquidation Trust Agreement.

1.41 “DIP Agent” means “DIP Agent” as defined in the DIP Order.

1.42 “DIP Claims” means all Claims held by the DIP Secured Parties on account of, arising under or relating to the DIP Loan Documents or the DIP Order, which for the avoidance of doubt, shall include all DIP Obligations, including the Roll Up DIP Loans.

1.43 “DIP Facility” means “DIP Facility” as defined in the DIP Order.

1.44 “DIP Lenders” means “DIP Lenders” as defined in the DIP Order.

1.45 “DIP Loan Documents” means “DIP Loan Documents” as defined in the DIP Order.

1.46 “DIP Obligations” means “DIP Obligations” as defined in the DIP Order.

1.47 “DIP Order” means the Final Order (I) Authorizing Debtors to Obtain Postpetition Financing Pursuant to Section 364 of the Bankruptcy Code, (II) Authorizing the Use of Cash Collateral Pursuant to Section 363 of the Bankruptcy Code, (III) Granting Adequate Protection to the Prepetition Secured Parties Pursuant to Sections 361, 362, 363, and 364 of the Bankruptcy Code, (IV) Granting Liens and Superpriority Claims, (V) Modifying the Automatic Stay, and (VI) Scheduling a Final Hearing (ECF No. 129).

1.48 “DIP Secured Parties” means the “DIP Secured Parties” as defined in the DIP Order.

1.49 “Disallowed” means, a Claim against a Debtor, or any portion thereof, (a) that has been disallowed by a Final Order of the Bankruptcy Court, a settlement, or the Plan, (b) that is listed in the Schedules at zero or as contingent, disputed, or unliquidated and as to which a Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or applicable law, or (c) that is not listed in the Debtors’ Schedules and as to which a Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or under applicable law.

1.50 “Disbursing Agent” means an entity selected to make Distributions at the direction of the Liquidation Trustee, which may include the Claims Agent, the Liquidation Trustee, the Debtors, or the Wind Down Estates.

1.51 “Disclosure Statement” means the disclosure statement filed by the Debtors in support of the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code (as may be amended, supplemented, or modified from time to time).

1.52 “Disclosure Statement Order” means the order entered by the Bankruptcy Court finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code and authorizing solicitation of the Plan.

1.53 “Disputed” means with respect to a Claim or Interest, that (a) is neither Allowed nor Disallowed under the Plan or a Final Order, nor deemed Allowed under sections 502, 503, or 1111 of the Bankruptcy Code; or (b) the Debtors or any parties in interest have interposed a timely objection or request for estimation, and such objection or request for estimation has not been withdrawn or determined by a Final Order. If the Debtors dispute only a portion of a Claim, such Claim shall be deemed Allowed in any amount the Debtors do not dispute, and Disputed as to the balance of such Claim.

1.54 “Disputed Claims Reserve” means the Liquidation Trust Assets allocable to Disputed Claims as set forth in section 6.3(b).

1.55 “Distribution” means payment or distribution of consideration to holders of Allowed Claims pursuant to this Plan in respect of the holder’s Allowed Claim.

1.56 “Distribution Date” means a date or dates, including the Initial Distribution Date, as determined by the Debtors or the Liquidation Trustee, as applicable, in accordance with the terms of the Plan, on which the Debtors or the Liquidation Trustee makes a Distribution to holders of Allowed Claims.

1.57 “Distribution Record Date” means the Effective Date.

1.58 “Effective Date” means the date on which all conditions to the effectiveness of the Plan set forth in Article IX hereof have been satisfied or waived in accordance with the terms of the Plan.

1.59 “Entity” means an individual, corporation, partnership, limited partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, Governmental Unit (as defined in section 101(27) of the Bankruptcy Code) or any political subdivision thereof, or other person (as defined in section 101(41) of the Bankruptcy Code) or other entity.

1.60 “Estate” or “Estates” means, individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.61 “Exculpated Parties” means collectively the: (a) the Debtors; (b) the Creditors’ Committee and the members of the Creditors’ Committee; (c) the Prepetition Agent;

(d) Consenting Creditors; (e) DIP Secured Parties; and (f) with respect to each of the foregoing Entities in clauses (a) through (e), all Related Parties who acted on their behalf in connection with the matters as to which exculpation is provided herein.

1.62 “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

1.63 “Existing Acorda Interests” means any Interest in Acorda Therapeutics, Inc.

1.64 “Existing Subsidiary Debtor Interest” means an Interest held by a Debtor in another Debtor or a non-Debtor direct or indirect subsidiary. For the avoidance of doubt, an Existing Subsidiary Debtor Interest shall exclude an Existing Acorda Interest.

1.65 “Fee Claim” means a Claim for professional services rendered or costs incurred on or after the Petition Date through the Effective Date by Professionals retained by the Debtors or the Creditors’ Committee by an order of the Bankruptcy Court pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code in the Chapter 11 Cases.

1.66 “Final Order” means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending; or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

1.67 “General Unsecured Claim” means any Claim against the Debtors (other than any Intercompany Claims or any Biotie Claims) as of the Petition Date that is neither secured by collateral nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court, including any Prepetition Notes Deficiency Claim.

1.68 “Impaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.69 “Initial Distribution” means the first Distribution that either the Debtors or the Liquidation Trustee, as applicable, makes to holders of Allowed Claims.

1.70 “Initial Distribution Date” means the date selected by the Debtors or the Liquidation Trustee, as applicable, on or as soon as reasonably practicable after the Effective Date, on which the Debtors or the Liquidation Trustee, as applicable, will make the Initial Distribution.

1.71 “Insured Claims” means any Claim or portion of a Claim that is, or may be, insured under any of the Debtors’ insurance policies.

1.72 “Intercompany Claim” means any pre- or postpetition Claim against a Debtor held by another Debtor or a non-Debtor direct or indirect subsidiary or Affiliate.

1.73 “Interests” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all ordinary shares, common stock, preferred stock, membership interest, partnership interest or other instrument evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable, and any share, option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Debtors, whether fully vested or vesting in the future, including, without limitation, equity or equity-based incentives, grants, or other instruments issued, granted or promised to be granted to current or former employees, directors, officers, or contractors of the Debtors, to acquire any such interests in the Debtors that existed immediately before the Effective Date.

1.74 “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Retained Professionals (ECF No. 107).

1.75 “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.76 “Liquidation Trust” means that certain trust established pursuant to Section 5.4 hereof and the Liquidation Trust Agreement to, among other things, hold the Liquidation Trust Assets, make Distributions to holders of Allowed Claims pursuant to this Plan, and effectuate the Wind Down after the Effective Date.

1.77 “Liquidation Trust Agreement” means the trust agreement governing the Liquidation Trust, which shall be filed with the Plan Supplement and shall be reasonably acceptable to the Debtors, the Requisite Consenting Creditors, and the Creditors' Committee.

1.78 “Liquidation Trust Assets” means (a) all remaining Assets of each of the Debtors that have not been sold or abandoned prior to the Effective Date following funding of the Wind Down Reserve; (b) the Liquidation Trust Initial Funding, which shall be funded from the Wind Down Reserve; (c) all assets recovered by the Liquidation Trustee on behalf of the Liquidation Trust on or after the Effective Date through enforcement, resolution, settlement, collection, return, or otherwise; (d) all Causes of Action of the Debtors or the Estates, other than those expressly released pursuant to this Plan; and (e) any proceeds resulting from the Liquidation Trustee’s investment of the Liquidation Trust Assets on or after the Effective Date owned by the Debtors on the Effective Date.

1.79 “Liquidation Trust Beneficial Interests” means the beneficial interests in the Liquidation Trust that shall entitle the holders thereof to receive Distributions from the Liquidation Trust Assets in accordance with the Plan and Liquidation Trust Agreement, which, among other things, shall provide for distribution among Liquidation Trust Beneficiaries in accordance with the validity, priority, and extent of the Prepetition Agent’s Lien in the Liquidation Trust Assets immediately before the Effective Date. The Liquidation Trust Beneficial Interests shall not be certificated and shall be subject to the limitations on transferability and other matters as set forth in this Plan or the Liquidation Trust Agreement.

1.80 “Liquidation Trust Beneficiaries” shall mean holders of (a) Allowed Prepetition Notes Secured Claims and (b) Allowed General Unsecured Claims.

1.81 “Liquidation Trust Expenses” means any and all reasonable fees, costs and expenses incurred by the Liquidation Trust or the Liquidation Trustee (or any Professional or other Person retained by the Liquidation Trustee) on or after the Effective Date in connection with any of their duties under the Plan and the Liquidation Trust Agreement, including any administrative fees, attorneys’ fees and expenses, insurance fees, taxes and escrow expenses; provided, however, that such fees, costs and expenses are consistent with the Wind Down Budget and with sole recourse to the Wind Down Reserve or, with the prior written consent of requisite Liquidation Trust Beneficiaries, other Liquidation Trust Assets.

1.82 “Liquidation Trust Initial Funding” means Cash in an amount to be agreed between the Debtors and the Requisite Consenting Creditors, which shall be sufficient to fund the Liquidation Trust and which amount shall be set forth in the Plan Supplement.

1.83 “Liquidation Trustee” means such Person as designated in the Plan Supplement by the Debtors and as reasonably acceptable to the Requisite Consenting Creditors and the Creditors' Committee.

1.84 “Net Cash Proceeds” means (a) all Cash of the Debtors less (b) Cash necessary to fund the Wind Down Reserve.

1.85 “Other Priority Claim” means a Claim against any of the Debtors entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim, a Fee Claim, or a Priority Tax Claim.

1.86 “Other Secured Claim” means a Secured Claim against the Debtor, other than a DIP Claim or a Prepetition Notes Secured Claim.

1.87 “Person” means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, Governmental Unit (as defined in the Bankruptcy Code) or any political subdivision thereof, or any other Entity.

1.88 “Petition Date” means April 1, 2024, the date on which the Debtors commenced the Chapter 11 Cases.

1.89 “Plan” means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as the same may be amended, supplemented, or modified from time to time in accordance with the terms hereof and the Bankruptcy Code.

1.90 “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to be filed no later than seven (7) calendar days before the deadline to object to the Plan, containing draft forms, signed copies, or summaries of material terms, as the case may be, of (a) the identity of the Liquidation Trustee; (b) the Liquidation Trust Agreement; (c) the Assumption Schedule; and (d) any other document necessary or appropriate to implement the Plan, which shall be in form and substance reasonably acceptable to the Debtors and the Requisite Consenting Creditors. The Plan Supplement and its contents may be amended from time to time through and including the Effective Date in accordance with Article IX of the Plan.

1.91 “Prepetition Agent” means Wilmington Trust, National Association, solely in its capacity as trustee and collateral agent under the Prepetition Security Agreement, and its successors and assigns.

1.92 “Prepetition Indenture” means the Indenture, dated as of December 23, 2019, as amended, supplemented, or modified from time to time, by and among Acorda Therapeutics, Inc., as issuer, Civitas Therapeutics, Inc., along with any domestic subsidiaries acquired or formed after the date of issuance, as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent.

1.93 “Prepetition Noteholders” means the holders of the Prepetition Notes.

1.94 “Prepetition Notes” means the “Notes” as defined in the Prepetition Security Agreement.

1.95 “Prepetition Notes Claims” means the Prepetition Notes Secured Claims and the Prepetition Notes Deficiency Claims.

1.96 “Prepetition Notes Deficiency Claims” means any Allowed Prepetition Notes Secured Claims to the extent such Claim is not paid in full in cash on or after the Effective Date, which Claim shall be treated in accordance with Class 4 hereof.

1.97 “Prepetition Notes Documents” means the Prepetition Indenture, the Prepetition Notes, the Prepetition Security Agreement, and any other document, agreement, or instrument entered into in connection with the foregoing.

1.98 “Prepetition Notes Secured Claims” mean any Claims arising from or in connection with the Prepetition Indenture.

1.99 “Prepetition Secured Parties” means the Prepetition Agent and the Prepetition Noteholders.

1.100 “Prepetition Security Agreement” means that certain Security Agreement, dated as of December 23, 2019, made by Acorda Therapeutics, Inc., as the borrower, Civitas Therapeutics, Inc., as grantor, to the Prepetition Agent, as amended, modified, or supplemented from time to time prior to the Petition Date.

1.101 “Priority Tax Claim” means any Secured Claim or unsecured Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.102 “Pro Rata” means the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that Class, or the proportion that Allowed Claims or Interests in a particular Class bear to the aggregate amount of Allowed Claims and Disputed Claims or Allowed Interests and Disputed Interests in a particular Class and other Classes entitled to share in the same recovery as such Class under the Plan.

1.103 “Professional” means a person retained in the Chapter 11 Cases pursuant to and in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered and expenses incurred pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code.

1.104 “Professional Fees Escrow Account” shall have the meaning given to such term in paragraph 6(ii) of the DIP Order.

1.105 “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

1.106 “Related Parties” means with respect to any Exculpated Party or Released Party, such party’s (a) predecessors, (b) successors and assigns, (c) subsidiaries, (d) Affiliates, (e) managed accounts or funds, (f) for each Person in clauses (a) through (e), all of such Person or Entity’s respective current and former officers, directors, principals, stockholders, members, partners, employees, agents, trustees, advisory board members, advisors, attorneys, accountants, actuaries, investment bankers, consultants, representatives, management companies, fund managers, advisors and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees; provided each of the foregoing Persons or Entities is a “Related Party” solely to the extent such Persons or Entities acted on the behalf of the Exculpated Party or Related Party in connection with the matters as to which exculpation or releases are provided herein.

1.107 “Released Parties” means collectively, and in each case, solely in their capacities as such: (a) the Debtors; (b) the current and former directors, officers, and employees of the Debtors (subject to the limitations set forth in Section 10.5(a) of the Plan); (c) the Wind Down Estates; (d) the Liquidation Trustee; (e) the Creditors’ Committee and the members of the Creditors’ Committee; (f) the DIP Secured Parties; (g) the Consenting Creditors; (h) the Prepetition Agent; and (i) Related Parties for each of the foregoing.

1.108 “Releasing Parties” means collectively, and in each case, solely in their respective capacities as such: (a) the Released Parties (other than the Debtors, Wind Down Estates, and Liquidation Trustee); (b) all holders of Claims who vote to accept the Plan; and (c) with respect to any Person or Entity in the foregoing clauses (a) and (b), the Related Party of such Person or Entity solely in their capacity as such (provided that with respect to any Related Party identified herein, each such Person constitutes a Releasing Party under this clause solely with respect to derivative claims that such Related Party could have properly asserted on behalf of a Person identified in clauses (a) and (b) of the definition of Releasing Parties).

1.109 “Requisite Consenting Creditors” means “Requisite Consenting Creditors” as defined in the RSA.

1.110 “Restructuring Expenses” means “Restructuring Expenses” as defined in the RSA, and the fees, costs, expenses, and charges of the Prepetition Agent (including the reasonable and documented fees, costs, and expenses of Seward & Kissel LLP, as counsel to the Prepetition Agent) to the extent payable under the DIP Order, Prepetition Notes Documents, and any other letter agreement with the Debtors, including any unpaid fees, costs, and expenses accrued prior to the Petition Date.

1.111 “Roll Up DIP Loans” means “Roll Up DIP Loans” as defined in the DIP Order.

1.112 “RSA” means that certain Restructuring Support Agreement, dated as of April 1, 2024, by and among the Debtors and the Consenting Creditors.

1.113 “Sale Documents” means the documentation effectuating the Sale Transaction.

1.114 “Sale Order” means an order of the Bankruptcy Court approving the Sale Transaction.

1.115 “Sale Transaction” means the sale of substantially all the Debtors’ assets pursuant to section 363 of the Bankruptcy Code and the Sale Order.

1.116 “Secured Claim” means a Claim (a) secured by a Lien on collateral to the extent of the value of such collateral as (i) set forth in the Plan, (ii) agreed to by the holder of such Claim and the Debtors, or (iii) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code; or (b) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.

1.117 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

1.118 “Security” has the meaning set forth in section 101(49) of the Bankruptcy Code.

1.119 “Subordinated Claims” means a Claim subject to subordination under section 510 of the Bankruptcy Code.

1.120 “Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.121 “U.S. Trustee” means the United States Trustee for the Southern District of New York.

1.122 “U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930(a)(6) and accrued interest thereon arising under 31 U.S.C. § 3717.

1.123 “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

1.124 “Unimpaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.125 “Wind Down” means the process to wind down, dissolve and liquidate the Estates and distribute any remaining assets in accordance with the Plan.

1.126 “Wind Down Budget” means a budget to be agreed between the Debtors and the Requisite Consenting Creditors for the purpose of effectuating the Wind Down and funding the Liquidation Trust, as such budget may be modified from time to time, and which such budget shall be included in the Plan Supplement and shall be in an aggregate amount sufficient to, among other things, fund payment of (a) Allowed (or reserve for Disputed) DIP Claims, Administrative Expense Claims, Priority Tax Claims, Other Secured Claims, and Other Priority Claims, and (b) U.S. Trustee Fees, Liquidation Trust Initial Funding, and all other post-Sale Transaction expenses as may be necessary to confirm and effectuate the Plan and provide for the Wind Down, including the Professional Fee Escrow Account and the Disputed Claims Reserve.

1.127 “Wind Down Estates” means the Estate of each Debtor after the Effective Date.

1.128 “Wind Down Reserve” means a cash reserve in the aggregate amount of the Wind Down Budget.

B. Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein.

The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto; (d) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (e) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C. Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

D. Controlling Document.

In the event of any conflict between the terms and provisions in the Plan (without reference to the Plan Supplement) and the terms and provisions in the Disclosure Statement, the Plan Supplement, any other instrument or document created or executed pursuant to the Plan or any order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), the Plan (without reference to the Plan Supplement) shall govern and control; provided, that in the event of a conflict between Confirmation Order, on the one hand, and any of the Plan, the Plan Supplement, the Definitive Documents, or the DIP Order on the other hand, the Confirmation Order shall govern and control in all respects.

ARTICLE II ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.

2.1 Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to less favorable treatment, each holder of an Allowed Administrative Expense Claim (other than a Fee Claim, a DIP Claim, or a Restructuring Expense) shall receive, in full and final satisfaction, settlement, and release of such Claim against the Debtors, Cash in an amount equal to such Allowed Administrative Expense Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date, and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Liquidation Trust, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any course of dealing or agreements governing, instruments evidencing, or other documents relating to such transactions.

2.2 Fee Claims.

(a) Professional Fees Escrow Account. No later than five (5) days after the Effective Date, the Debtors shall be authorized to transfer custody of the Professional Fees Escrow Account to the Liquidation Trust, and the Debtors or the Liquidation Trustee shall fund the Professional Fees Escrow Account in accordance with the terms of this Plan. Fee Claims shall be paid in Cash from funds held in the Professional Fees Escrow Account when such Claims are Allowed by a Final Order of the Bankruptcy Court (to the extent not already paid prior to the Effective Date in the ordinary course or pursuant to prior Bankruptcy Court order). Neither the Debtors’ nor the Liquidation Trust’s obligations to pay Fee Claims shall be limited nor be deemed limited to funds held in the Professional Fees Escrow Account; provided, however, that notwithstanding anything to the contrary in the Plan, payment on account of the Fee Claims of the Creditors’ Committee shall not exceed $1,125,000 (the “Committee Professional Fee Cap”).

(b) Estimation of Fee Claims. No later than five (5) days before the anticipated Effective Date, Professionals shall provide a good faith estimate of their Fee Claims projected to be outstanding as of the Effective Date and shall deliver such estimate to the Debtors. Such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated shall be utilized by the Debtors to determine the amount to be funded to the Professional Fees Escrow Account. The Debtors or the Liquidation Trustee shall use Cash on hand to increase the amount of the Professional Fees Escrow Account to the extent fee applications are filed after the Effective Date in excess of the amount held in the Professional Fees Escrow Account based upon such estimates; provided, however, that funds attributable to Fee Claims of the Creditors’ Committee held in the Professional Fees Escrow Account shall at no time exceed the Committee Professional Fee Cap. When all such Allowed Fee Claims have been paid in full, subject, in respect of payment on account of the Fee Claims of the Creditors’ Committee, to the Committee Professional Fee Cap, any remaining amount in the Professional Fee Escrow Account shall promptly be released from such escrow and revert to, and ownership thereof shall vest in, the Liquidation Trust without any further action or order of the Bankruptcy Court.

(c) Payment of Fee Claims. All entities seeking an award by the Bankruptcy Court of Fee Claims (a) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, and (b) shall be paid in full from the Professional Fees Escrow Account in such amounts as are Allowed by the Bankruptcy Court, subject, in respect of the Fee Claims of the Creditors’ Committee, to the Committee Professional Fee Cap, (a) in accordance with the Interim Compensation Order, (b) upon the later of the Effective Date and the date upon which the order relating to any such Allowed Fee Claim is entered or (c) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or the Liquidation Trustee, as applicable. Notwithstanding anything to the contrary in the Interim Compensation Order, Professionals shall only be required to file a final fee application and do not need to file an interim fee application. Objections to such Fee Claims, if any, must be filed and served no later than twenty (20) calendar days after the filing of such fee application or such other date as established by the Bankruptcy Court.

(d) Professional Fees Escrow Account Not Property of the Liquidation Trust. Until payment in full of all Allowed Fee Claims, subject, in respect of the Fee Claims of the Creditors’ Committee, to the Committee Professional Fee Cap, funds held in the Professional Fees Escrow Account shall not be considered Liquidation Trust Assets or otherwise property of the Liquidation Trust, the Debtors, or their Estates. The Professional Fees Account shall be treated as a trust account for the benefit of holders of Fee Claims and for no other parties until all Allowed Fee Claims have been paid in full subject, in respect of the Fee Claims of the Creditors’ Committee, to the Committee Professional Fee Cap, in Cash. No other Liens, claims, or interests shall encumber the Professional Fees Account or Cash held in the Professional Fees Escrow Account in any way.

2.3 Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, and release of such Allowed Priority Tax Claim, at the sole option of the Debtors or the Liquidation Trustee, as applicable, (a) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date; (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim; and (iii) the date such Allowed Priority Tax Claim is due and payable in the ordinary course as such obligation becomes due or as soon thereafter as is reasonably practicable; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium; or (b) equal annual Cash payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Petition Date. The holders of Allowed Priority Tax Claims shall retain their tax liens on their collateral to the same validity, extent and priority as existed on the Petition Date until all validly determined taxes and related interest, penalties, and fees (if any) have been paid in full. To the extent a holder of an Allowed Priority Tax Claim is not paid in the ordinary course of business, payment of the Allowed Priority Tax Claim shall include interest through the date of payment at the applicable state statutory rate, as set forth in sections 506(b), 511, and 1129 of the Bankruptcy Code.

2.4 DIP Claims.

On the Effective Date, in full and final satisfaction of the Allowed DIP Claims, to the extent any DIP Obligations remain unpaid and the DIP Loan Documents have not been terminated, the commitments of the DIP Secured Parties under the DIP Loan Documents shall be terminated and DIP Claims shall be paid in full in Cash, to the extent not already paid in full from the proceeds of the Sale Transaction.

2.5 Adequate Protection Superpriority Claims.

Allowed Adequate Protection Superpriority Claims are entitled to administrative expense priority status senior to all Administrative Expense Claims, in accordance with the DIP Order, subject and subordinate to (a) the Carve-Out (as such term is defined in the DIP Order) and (b) the DIP Superpriority Claims (as such term is defined in the DIP Order). Allowed Adequate Protection Superpriority Claims shall be indefeasibly paid in full in Cash on the Effective Date or as otherwise may be agreed to by the Debtors and the DIP Agent.

2.6 Restructuring Expenses.

To the extent that any Restructuring Expenses provided for under the DIP Order remain unpaid as of the Business Day prior to the Effective Date, on the Effective Date, such Restructuring Expenses shall be paid in full in Cash without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, and without any requirement for further notice or Bankruptcy Court review or approval. For the avoidance of doubt, any Restructuring Expenses invoiced after the Effective Date shall be paid promptly, but no later than ten (10) business days following receipt of such invoice by the Liquidation Trustee.

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1 Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and Distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Allowed Claim or Allowed Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2 Grouping of Debtors for Convenience Only.

The Plan groups the Debtors together solely for the purpose of describing treatment of Claims and Interests under this Plan and confirmation of this Plan. Although this Plan applies to all of the Debtors, the Plan constitutes six (6) distinct chapter 11 plans, one for each Debtor. Each Class of Claims will be deemed to contain sub-classes for each of the Debtors, to the extent applicable for voting and distribution purposes. To the extent there are no Allowed Claims or Interests with respect to a particular Debtor, such Class is deemed to be omitted with respect to such Debtor. Except as otherwise provided herein, to the extent a holder has a Claim that may be asserted against more than one Debtor, the vote of such holder in connection with such Claims shall be counted as a vote of such Claim against each Debtor against which such holder has a Claim. The grouping of the Debtors in this manner shall not affect any Debtor’s status as a separate legal Entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger of consolidation of any legal Entities, or cause the transfer of any Assets, and, except as otherwise provided by or permitted under this Plan, all Debtors shall continue to exist as separate legal Entities.

3.3 Summary of Classification.

The following table designates the Classes of Claims against and Interests in the Debtor and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan; (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code; and (c) deemed to accept or reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified.

Class	Designation	Treatment	Entitled to Vote
1	Prepetition Notes Secured Claims	Impaired	Yes
2	Other Secured Claims	Unimpaired	No (Presumed to accept)
3	Other Priority Claims	Unimpaired	No (Presumed to accept)
4	General Unsecured Claims	Impaired	Yes
5	Biotie Claims	Unimpaired	No (Presumed to accept)
6	Intercompany Claims	Impaired	No (Deemed to reject)
7	Existing Subsidiary Debtor Interests	Unimpaired	No (Presumed to accept)
8	Existing Acorda Interests	Impaired	No (Deemed to reject)
9	Subordinated Claims	Impaired	No (Deemed to reject)

3.4 Special Provision Governing Unimpaired Claims.

Nothing under the Plan shall affect the rights of the Debtors or the Liquidation Trust, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.5 Elimination of Vacant Classes.

Any Class of Claims against or Interests in the Debtors that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

3.6 Voting Classes; Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims eligible to vote and no holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Debtors shall request the Bankruptcy Court at the Confirmation Hearing to deem the Plan accepted by the holders of such Claims in such Class.

3.7 Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

The Debtors shall seek confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE IV TREATMENT OF CLAIMS AND INTERESTS.

4.1 Prepetition Notes Secured Claims (Class 1).

(a) Classification: Class 1 consists of Prepetition Notes Secured Claims.

(b) Allowance: The Prepetition Notes Secured Claims are Allowed in the aggregate principal amount of $207 million, plus all accrued but unpaid interest, costs, fees, and expenses outstanding under the Prepetition Indenture as of the Petition Date.

(c) Treatment: Except to the extent that a holder of a Prepetition Notes Secured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, and release of, and in exchange for a Prepetition Notes Secured Claim, on the Effective Date, or as soon thereafter as is reasonably practicable after each distribution date, the holders of outstanding Prepetition Notes Secured Claims will receive their Pro Rata share of (a) Net Cash Proceeds (to the extent of such remaining Net Cash Proceeds after the funding of clause (2) of the definition of Carve-Out Cash on the Effective Date in the amount of $350,000) and (b) Liquidation Trust Beneficial Interests.

(d) Voting: Class 1 is Impaired, and holders of Prepetition Notes Secured Claims are entitled to vote to accept or reject the Plan.

4.2 Other Secured Claims (Class 2).

(a) Classification: Class 2 consists of Other Secured Claims. To the extent that Other Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Plan and receiving Distributions under the Plan.

(b) Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the Effective Date, or as soon thereafter as is reasonably practicable, each holder of any Allowed Other Secured Claims will be paid in full from available cash or otherwise receive treatment consistent with the provisions on section 1129(a)(9) of the Bankruptcy Code.

(c) Voting: Class 2 is Unimpaired, and holders of Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Other Secured Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims.

4.3 Other Priority Claims (Class 3)

(a) Classification: Class 3 consists of Other Priority Claims.

(b) Treatment: Except to the extent that a holder of an Allowed Other Priority Claim has agreed to less favorable treatment of such Claim, on the Effective Date, or as soon thereafter as is reasonably practicable, each such holder shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Claim.

(c) Voting: Class 3 is Unimpaired, and holders of Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Other Priority Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Priority Claims.

4.4 General Unsecured Claims (Class 4).

(a) Classification: Class 4 consists of General Unsecured Claims.

(b) Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, and release of, and in exchange for an Allowed General Unsecured Claim, each such holder thereof shall receive (a) such holder’s Pro Rata share of Liquidation Trust Beneficial Interests and (b) on the Effective Date, or as soon thereafter as is reasonably practicable, to the extent such holder is not a Prepetition Noteholder, its Pro Rata share of the Carve-Out Cash.

(c) Voting: Class 4 is Impaired, and holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.5 Biotie Claims (Class 5)

(a) Classification: Class 5 consists of Biotie Claims.

(b) Treatment: Except to the extent that a holder of an Allowed Biotie Claim has agreed to less favorable treatment of such Claim, on the Effective Date, or as soon thereafter as is reasonably practicable, each such holder shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Claim.

(c) Voting: Class 5 is Unimpaired, and holders of Biotie Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Biotie Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Biotie Claims.

4.6 Intercompany Claims (Class 6).

(a) Classification: Class 6 consists of Intercompany Claims.

(b) Treatment: On or after the Effective Date, all Intercompany Claims shall be extinguished, cancelled, and released (or receive such other treatment that is acceptable to the Debtors and the Requisite Consenting Creditors in their respective reasonable discretion) and not entitled to Distribution or any recovery under the Plan.

(c) Voting: Class 6 is Impaired, and holders of Intercompany Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

4.7 Existing Subsidiary Debtor Interests (Class 7).

(a) Classification: Class 7 consists of Existing Subsidiary Debtor Interests.

(b) Treatment: On or after the Effective Date, all Existing Subsidiary Debtor Interests shall be reinstated for administrative convenience.

(c) Voting: Class 7 is Unimpaired, and holders of Existing Subsidiary Debtor Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Existing Subsidiary Debtor Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing Subsidiary Debtor Interest.

4.8 Existing Acorda Interests (Class 8).

(a) Classification: Class 8 consists of Existing Acorda Interests.

(b) Treatment: On the Effective Date, all Existing Acorda Interests shall be extinguished, cancelled, and released and not entitled to Distribution or any recovery under the Plan.

(c) Voting: Class 8 is Impaired, and holders of Existing Acorda Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Existing Acorda Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing Acorda Interests.

4.9 Subordinated Claims (Class 9).

(a) Classification: Class 9 consists of Subordinated Claims.

(b) Treatment: On the Effective Date, all Subordinated Claims shall be extinguished, cancelled, and released and not entitled to Distribution or any recovery under the Plan.

(c) Voting: Class 9 is Impaired, and the holders of Subordinated Claims are conclusively deemed to have rejected the Plan. Therefore, holders of Subordinated Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders of Subordinated Claims will not be solicited.

ARTICLE V MEANS FOR IMPLEMENTATION.

5.1 Joint Chapter 11 Plan.

The Plan is a joint chapter 11 plan for each of the Debtors, with the Plan for each Debtor being non-severable and mutually dependent on the Plan for each other Debtor.

5.2 No Substantive Consolidation.

The Plan is a joint plan that does not provide for substantive consolidation of the Debtors’ Estates, and on the Effective Date, the Debtors’ Estates shall not be deemed to be substantively consolidated for purposes hereof. Except as specifically set forth herein, nothing in this Plan shall constitute or be deemed to constitute an admission that any one of the Debtors is subject to or liable for any claim against any other Debtor. Notwithstanding the foregoing, solely for Distribution purposes, holders of Allowed Prepetition Notes Secured Claims and Allowed General Unsecured Claims shall be entitled to a single Claim with respect to any particular debt owed.

5.3 Plan Funding.

Distributions under the Plan shall be funded from Cash on hand and the proceeds of the Sale Transaction that are received before, on, or after the Effective Date.

5.4 Liquidation Trust.

(a) Execution of the Liquidation Trust Agreement. On or before the Effective Date, the Liquidation Trust Agreement shall be executed, and all other necessary steps shall be taken to establish the Liquidation Trust to hold the Liquidation Trust Assets, which shall be for the benefit of the Liquidation Trust Beneficiaries. Section 5.4 of the Plan sets forth certain of the rights, duties, and obligations of the Liquidation Trustee. In the event of any conflict between the terms of Section 5.4 of the Plan and the terms of the Liquidation Trust Agreement, unless otherwise specified in the Plan, the terms of the Liquidation Trust Agreement shall govern.

(b) Purpose of the Liquidation Trust. The Liquidation Trust shall be established in accordance with the Liquidation Trust Agreement to administer post-Effective Date responsibilities of the Debtors and the Wind Down, including, but not limited to, (a) being vested with and liquidating the Liquidation Trust Assets, (b) making Distributions to holders of Allowed Claims in accordance with the terms of this Plan and the Liquidation Trust Agreement, (c) resolving all Disputed Claims and effectuating the Claims reconciliation process pursuant to the procedures prescribed in this Plan, (d) prosecuting, settling, and resolving Causes of Action that are Liquidation Trust Assets, (e) recovering, through enforcement, resolution, settlement, collection, or otherwise, assets on behalf of the Liquidation Trust (which such assets shall become part of the Liquidation Trust Assets), (f) effectuating the Wind Down, if and to the extent necessary, including taking any steps to dissolve, liquidate, bankrupt or take other similar action with respect to each Debtor, including by terminating the corporate or organizational existence of each such Debtor, and (g) performing all actions and executing all agreements, instruments and other documents necessary to effectuate the purpose of the Liquidation Trust.

Notwithstanding anything to the contrary in this Section 5.4, the Liquidation Trust’s primary purpose is liquidating the Liquidation Trust Assets, with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the Liquidation Trust’s liquidating purpose and reasonably necessary to conserve and protect the Liquidation Trust Assets and provide for the orderly liquidation thereof.

(c) Liquidation Trust Assets; Proceeds of the Sale Transaction. The Liquidation Trust shall consist of the Liquidation Trust Assets. Except as otherwise provided in this Plan or the Confirmation Order, on the Effective Date, the Debtors shall transfer all of the Liquidation Trust Assets held by the Debtors to the Liquidation Trust, and all such assets shall vest in the Liquidation Trust on such date, to be administered by the Liquidation Trustee, in accordance with this Plan and the Liquidation Trust Agreement. The Debtors may take all actions as may be necessary or appropriate to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan.

(d) Liquidation Trustee. The Liquidation Trustee shall serve as the initial trustee of the Liquidation Trust. The Liquidation Trustee shall have no duties until the occurrence of the Effective Date, and on and after the Effective Date shall be a fiduciary and representative of each of the Wind Down Estates. The powers, rights and responsibilities of the Liquidation Trustee shall be as specified in the Liquidation Trust Agreement and Plan and shall include the authority and responsibility to fulfill the items identified in this Section 5.4 of the Plan. Other rights and duties of the Liquidation Trustee and the Liquidation Trust Beneficiaries shall be as set forth in the Liquidation Trust Agreement.

(e) Liquidation Trust Waterfall. The Liquidation Trust Assets shall be distributed as follows:

(i) Any Liquidation Trust Assets constituting Collateral shall be distributed first to the holders of Allowed Prepetition Notes Secured Claims until payment in full, and second in accordance with clause (ii) below; provided, that Collateral constituting Alkermes Litigation Proceeds shall be distributed 90% to the Holders of Allowed Prepetition Notes Secured Claims and 10% to holders of General Unsecured Claims (excluding General Unsecured Claims constituting Prepetition Notes Deficiency Claims); and

(ii) Any Liquidation Trust Assets constituting unencumbered assets of the Debtors prior to the Effective Date shall be distributed (x) first, to the holders of Prepetition Notes Deficiency Claims until such holders have received Distributions in the aggregate equal to the Liquidation Trust Initial Funding, plus an additional $150,000; and (y) second, pro rata on account of their Liquidation Trust Beneficial Interests to the holders of Allowed General Unsecured Claims (including any Prepetition Notes Deficiency Claim), provided that following the distributions described in clause (x), any distributions or proceeds of Liquidation Trust Assets constituting D&O Policy Proceeds shall be distributed 80% to the Holders of Prepetition Notes Deficiency Claims and 20% to holders of General Unsecured Claims (excluding General Unsecured Claims constituting Prepetition Notes Deficiency Claims).

(iii) Notwithstanding anything to the contrary herein, the Carve-Out Cash shall be distributed solely to the holders of Allowed General Unsecured Claims other than on account of Prepetition Notes Deficiency Claims.

(f) Functions of the Liquidation Trustee. On and after the Effective Date, and subject to the Wind Down Budget, the Liquidation Trustee shall carry out the functions set forth in this Section 5.4 and may take such actions without further approval by the Bankruptcy Court, in accordance with the Liquidation Trust Agreement. Such functions may include any and all powers and authority to:

(i) take all steps and execute all instruments and documents necessary to make Distributions to holders of Allowed Claims and to perform the duties assigned to the Liquidation Trustee under the Plan or the Liquidation Trust Agreement;

(ii) comply with and effectuate the Plan and the obligations hereunder;

(iii) employ, retain, or replace professionals to represent him or her with respect to his or her responsibilities, subject to the Wind Down Budget;

(iv) wind up the affairs of the Debtors, if and to the extent necessary, including taking any steps to dissolve, liquidate, bankrupt, or take other similar action with respect to each Debtor, including by terminating the corporate or organizational existence of each such Debtor;

(v) take any actions necessary to (A) resolve all matters related to the Liquidation Trust Assets and (B) vest such assets in the Liquidation Trust;

(vi) make Distributions of the Liquidation Trust Assets and any proceeds thereof, in excess of any amounts necessary to pay Liquidation Trust Expenses, in accordance with the terms of this Plan;

(vii) prepare and file appropriate tax returns and other reports on behalf of the Debtors and pay taxes or other obligations owed by the Debtors (including, without limitation, any Allowed Administrative Expense Claims and Allowed Priority Tax Claims);

(viii) file, prosecute, settle, or dispose of any and all objections to asserted Claims;

(ix) enter into and consummate any transactions for the purpose of dissolving the Debtors;

(x) take such actions as are necessary or appropriate to close any of the Debtors’ Chapter 11 Cases;

(xi) maintain the books and records and accounts of the Debtors; and

(xii) take any other actions not inconsistent with the provisions hereof that the Liquidation Trustee deems reasonably necessary or desirable in connection with the foregoing functions.

(g) Fees and Expenses of the Liquidation Trust. From and after the Effective Date, Liquidation Trust Expenses shall be paid from the Liquidation Trust Assets in the ordinary course of business, in accordance with the Plan, the Wind Down Budget, and the Liquidation Trust Agreement. Without any further notice to any party or action, order or approval of the Bankruptcy Court, the Liquidation Trustee, on behalf of the Liquidation Trust, may employ and pay in the ordinary course of business, the reasonable fees of any professional (including professionals previously employed by the Debtors, the Creditors’ Committee, or members of the Creditors’ Committee, but excluding any Affiliates, relatives, or Related Parties to the Liquidation Trustee) for services rendered or expenses incurred on and after the Effective Date that, in the discretion of the Liquidation Trustee, are necessary to assist the Liquidation Trustee in the performance of the Liquidation Trustee’s duties under the Plan and the Liquidation Trust Agreement, subject to (a) the Wind Down Budget and (b) any limitations and procedures established by the Liquidation Trust Agreement.

(h) Creation and Maintenance of Trust Accounts. On or prior to the Effective Date, appropriate trust accounts will be established and maintained in one or more federally insured domestic banks in the name of the Liquidation Trust. Cash deposited in the trust accounts will be invested, held and used solely as provided in the Liquidation Trust Agreement. The Liquidation Trustee is authorized to establish additional trust accounts after the Effective Date, consistent with the terms of the Liquidation Trust Agreement, as applicable. After the funding of the trust accounts on the Effective Date, the trust accounts will be funded, as applicable, by Cash proceeds obtained through litigation or the disposition of Liquidation Trust Assets. Upon obtaining an order of the Bankruptcy Court authorizing final Distribution or closure of the Debtors’ Chapter 11 Cases, any funds remaining in the trust accounts shall be distributed in accordance with this Plan and the Liquidation Trust Agreement, and the trust accounts may be closed.

(i) Indemnification of Liquidation Trustee. The Liquidation Trustee (and its agents and professionals) shall not be liable for actions taken or omitted in its or their capacity as, or on behalf of, the Liquidation Trustee or the Liquidation Trust, except those acts arising out of its or their gross negligence, actual fraud or willful misconduct, each as determined by a Final Order from a court of competent jurisdiction. The Liquidation Trustee (and its agents and professionals) shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its or their actions or inactions in its or their capacity as, or on behalf of, the Liquidation Trustee or the Liquidation Trust, except for any actions or inactions involving gross negligence, actual fraud or willful misconduct, each as determined by a Final Order from a court of competent jurisdiction. Any indemnification claim of the Liquidation Trustee and the other parties entitled to indemnification under this subsection shall be satisfied from the Liquidation Trust Assets, as provided in the Liquidation Trust Agreement, in accordance with the Wind Down Budget. The Liquidation Trustee shall be entitled to rely, in good faith, on the advice of its professionals.

(j) Insurance. The Liquidation Trustee shall be authorized, but not required, to obtain any reasonably necessary insurance coverage, at the Liquidation Trust’s sole expense, for itself and its respective agents, including coverage with respect to the liabilities, duties and obligations of the Liquidation Trustee, which insurance coverage may, at the sole option of the Liquidation Trustee, be extended for a reasonable period after the termination of the Liquidation Trust Agreement; provided, however, that the cost of such coverage is provided for in, and consistent with, the Wind Down Budget.

(k) Records. The Liquidation Trustee shall be provided with originals or copies of or access to all documents and business records of the Debtors necessary for the disposition of Liquidation Trust Assets and objections to Disputed Claims.

(l) Non-Transferability of Liquidation Trust Interests. The Liquidation Trust Beneficial Interests shall be non-transferable other than if transferred by will, intestate succession, or otherwise by operation of law.

5.5 Liquidation Trust Tax Matters.

(a) Tax Treatment; No Successor in Interest. The Liquidation Trust is intended to be treated for U.S. federal income tax purposes as a liquidating trust described in Treasury Regulation section 301.7701-4(d) and, if applicable, as one or more Disputed Claims Reserves treated as disputed ownership funds described in Treasury Regulation section 1.468B-9. For U.S. federal income tax purposes, the transfer of assets by the Debtors to the Liquidation Trust is expected to be a tax-free transfer of assets, and the transfer of interests in the Liquidation Trust to holders of Allowed Claims is expected to be treated (a) as the transfer of assets by the Debtors to the holders of Allowed Claims entitled to Distributions from the Liquidation Trust Assets, subject to any liabilities of the Debtors or the Liquidation Trust payable from the proceeds of such assets, followed by the transfer of such assets (subject to such liabilities) by such holders to the Liquidation Trust in exchange for the Liquidation Trust Beneficial Interests, and (b) to the extent applicable, as a transfer of assets by the Debtors to one or more Disputed Claims Reserves.

(b) Liquidation Purpose of the Liquidation Trust. The Liquidation Trust shall be established for the primary purpose of liquidating and distributing the assets transferred to it, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust. Accordingly, the Liquidation Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Liquidation Trust Assets, make timely Distributions to the Liquidation Trust Beneficiaries, and not unduly prolong their duration. The Liquidation Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth in this Plan or the Liquidation Trust Agreement. The record holders of Liquidation Trust Beneficial Interests shall be recorded and set forth in a register maintained by the Liquidation Trustee expressly for such purpose.

(c) Cash Investments. The right and power of the Liquidation Trustee to invest the Liquidation Trust Assets, the proceeds thereof or any income earned by the Liquidation Trust, shall be limited to the right and power that a liquidating trust, within the meaning of section 301.7701-4(d) of the Treasury Regulations, is permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, including Revenue Procedure 94 -45, whether set forth in IRS rulings or other IRS pronouncements, and to the investment guidelines of section 345 of the Bankruptcy Code. The Liquidation Trustee may expend the Cash of the Liquidation Trusts (a) as reasonably necessary to meet contingent liabilities and to maintain the value of the respective assets of the Liquidation Trust during liquidation, (b) to pay the respective reasonable administrative expenses of the Liquidation Trust (including, but not limited to, any taxes imposed on the Liquidation Trust) and (c) to satisfy other respective liabilities incurred by the Liquidation Trust in accordance with this Plan and the Liquidation Trust Agreement (including, without limitation, the payment of any taxes).

(d) Liquidation Trust as Grantor Trust. The Liquidation Trust is intended to qualify as a “grantor trust” for U.S. federal income tax purposes with the Liquidation Trust Beneficiaries treated as grantors and owners of the Liquidation Trust. For all U.S. federal income tax purposes, all parties (including the Debtors, the Liquidation Trustee and the Liquidation Trust Beneficiaries) shall treat the transfer of the Liquidation Trust Assets by the Debtors to the Liquidation Trust, as set forth in the Liquidation Trust Agreement, as a transfer of such assets by the Debtors to the holders of Allowed Claims entitled to Distributions from the Liquidation Trust Assets, followed by a transfer by such holders to the Liquidation Trust. Thus, the Liquidation Trust Beneficiaries shall be treated as the grantors and owners of a grantor trust for U.S. federal income tax purposes.

(e) Tax Reporting and Tax Payments.

(i) The Liquidation Trustee shall file tax returns for the Liquidation Trust treating the Liquidation Trust as a grantor trusts pursuant to Section 1.671-4(a) of the Treasury Regulations and in accordance and in accordance with this Section 5.5(e). The Liquidation Trustee also shall annually send to each holder of a Liquidation Trust Beneficial Interest a separate statement regarding the receipts and expenditures of the Liquidation Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holders’ underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

(ii) As soon as practicable after the Effective Date, the Liquidation Trustee shall make a good faith determination of the fair market value of the Liquidation Trust Assets as of the Effective Date. This valuation shall be used consistently by all parties for all U.S. federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of the assets of the Liquidation Trust.

(iii) The Liquidation Trustee may elect to treat any Disputed Claims Reserves as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections consistent with such tax treatment). The Liquidation Trustee shall be the administrators of any such applicable Disputed Claims Reserves within the meaning of Treasury Regulation section 1.468B-9(b)(2) and shall be responsible for all tax reporting and withholding required by any such Disputed Claims Reserves.

(iv) The Liquidation Trust shall be responsible for payment, out of Liquidation Trust Assets, of any taxes imposed on the Liquidation Trust (including any Disputed Claims Reserves) or the Liquidation Trust Assets. More particularly, any taxes imposed on any Disputed Claims Reserves or its assets will be paid out of the assets of the Disputed Claims Reserves, and netted against any subsequent Distributions in respect of the allowance or disallowance of such Claims. In the event, and to the extent, any Cash in any Disputed Claims Reserves is insufficient to pay the portion of any taxes attributable to taxable income arising from assets of the Disputed Claims Reserves (including any income that may arise upon an actual or constructive Distribution of the assets of the reserve in respect of the resolution of Disputed Claims), assets of the Disputed Claims Reserves (including those otherwise distributable) may be sold to pay such taxes.

(v) The Liquidation Trustee may request an expedited determination of taxes of the Liquidation Trust, including any Disputed Claims Reserves, and, in the case of the Liquidation Trustee, of the Debtors, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Liquidation Trust or the Debtors for all taxable periods through the dissolution of the Liquidation Trust.

5.6 Elimination of Duplicate Claims.

Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims register by the Debtors or the Liquidation Trustee, as applicable, upon stipulation between the parties in interest without a Claims objection having to be filed and without any further notice or action, order, or approval of the Bankruptcy Court, provided, if any such modification results in a Claim in excess of $1,000,000, such modification shall become effective only after notice and an opportunity for parties in interest to object. If a Claim has been satisfied, the Debtors or the Liquidation Trustee, or the applicable claimant, as applicable, may amend the Claims register indicating that such Claim has been satisfied.

5.7 Corporate Action.

Upon the Effective Date, all actions contemplated by the Plan (including any action to be undertaken by the Liquidation Trustee, the Debtors, or the Wind Down Estates) shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by holders of Claims or Interests, the Debtors, the Wind Down Estates, the Liquidation Trustee or any other Entity or Person. All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Debtors or the Debtors’ Estates.

5.8 Directors, Officers, Managers, Members, and Authorized Persons of the Debtors.

On the Effective Date, each of the Debtors’ directors and officers shall be discharged from their duties and terminated automatically without the need for any corporate action or approval and without the need for any corporate filings, and, unless subject to a separate agreement with the Liquidation Trustee, shall have no continuing obligations to the Debtors following the occurrence of the Effective Date.

5.9 D&O Liability Insurance Policies.

As of the Effective Date, the Debtors shall be deemed to have assumed all of the D&O Liability Insurance Policies pursuant to sections 105(a) and 365(a) of the Bankruptcy Code, and coverage for defense and indemnity under any of the D&O Liability Insurance Policies shall remain in full force and effect subject to the terms and conditions of the D&O Liability Insurance Policies. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each D&O Liability Insurance Policy. Notwithstanding anything to the contrary contained in the Plan, and except as otherwise may be provided in an order of the Bankruptcy Court, confirmation of the Plan shall not impair or otherwise modify any obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such obligation will be deemed and treated as an executory contract that has been assumed by the Debtors under the Plan as to which no proof of Claim need be filed. For the avoidance of doubt, the D&O Liability Insurance Policies provide coverage for those insureds currently covered by such policies for the remaining term of such policies and runoff or tail coverage after the Effective Date to the fullest extent permitted by such policies. On and after the Effective Date, the Debtors, the Wind Down Estates, or the Liquidation Trustee shall not terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies in effect or purchased as of the Petition Date.

5.10 Indemnification of Directors, Officers, and Employees.

For purposes of the Plan, the obligation of the Debtors to indemnify and reimburse any Person or Entity serving at any time on or after the Petition Date as one of its directors, officers or employees by reason of such Person’s or Entity’s service in such capacity, or as a director, officer or employee of any of the Debtors or any other corporation or legal Entity, to the extent provided in such Debtor’s constituent documents, a written agreement with the Debtor(s), in accordance with any applicable law, or any combination of the foregoing, shall survive confirmation of the Plan and the Effective Date solely to the extent of available insurance. For the avoidance of doubt, nothing herein shall be construed as the Debtors assuming any obligation with respect to any self-insured retention for which the applicable insurer has the ability to assert a prepetition Claim against the applicable Debtor in accordance with the order setting the Bar Date or other order of the Court. On and after the Effective Date, the coverage under any of the D&O Liability Insurance Policies in effect on the Petition Date shall not be terminated or otherwise reduced by or on behalf of the Debtors, and all directors, officers, and employees of the Debtors at any time shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers, and/or employees remain in such positions after the Effective Date.

5.11 Compromise and Settlement of Claims, Interests, and Controversies.

(a) Pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest holder may have with respect to any Claim or Interest or any Distribution to be made on account of an Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

5.12 Preservation of Rights of Action.

Other than Causes of Action against an Entity that are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Bankruptcy Court order, the Debtors reserve any and all Causes of Action. On and after the Effective Date, the Liquidation Trustee shall have sole and exclusive discretion to pursue and dispose of any Causes of Action that are or become Liquidation Trust Assets, and the Liquidation Trustee shall have sole and exclusive discretion to pursue or dispose of any and all other Causes of Action. All Causes of Action that are or become Liquidation Trust Assets shall vest in the Liquidation Trust as provided for herein and the Liquidation Trustee may pursue any Causes of Action that are or become Liquidation Trust Assets in its sole discretion. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors, and on and after the Effective Date, the Liquidation Trustee, will not pursue any and all available Causes of Action against them. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or the occurrence of the Effective Date and consummation of the transactions contemplated by the Plan. Prior to the Effective Date, the Debtors (and on and after the Effective Date, the Liquidation Trustee) shall retain and shall have, including through its authorized agents or representatives, the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party (except for, on and after the Effective Date, the Liquidation Trustee) or further notice to or action, order, or approval of the Bankruptcy Court.

5.13 Cancellation of Existing Securities and Agreements.

On the Effective Date, notwithstanding anything to the contrary in the Plan, the Prepetition Indenture, the Prepetition Notes, and any other document, agreement, or instrument evidencing any Claim or Existing Acorda Interest, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors under the Prepetition Indenture, the Prepetition Notes, and any other such documents, agreements, or instruments evidencing any Claims and Existing Acorda Interests, as the case may be, shall be deemed extinguished, and the Prepetition Agent and its respective agents, successors, and assigns shall each be automatically and fully released and discharged of and from all duties to the Prepetition Noteholders under the Prepetition Indenture; provided, that, the provisions of Prepetition Indenture or other document, agreement, or instrument that governs the rights of the holder of a Claim against the Debtors or Existing Acorda Interest shall continue in full force and effect solely to the extent necessary to (a) allow holders of Prepetition Notes Claims or other such Claims or Existing Acorda Interests to receive Distributions under the Plan (and all Distribution provisions in any such agreement shall terminate completely upon completion of all such Distributions); (b) allow each Prepetition Noteholder to retain its respective rights and obligations vis-à-vis every other Prepetition Noteholder; (c) preserve all rights, protections, and powers of the Prepetition Agent as against the Prepetition Noteholders; (d) allow the Prepetition Agent to enforce any obligations owed to it individually under the Plan; (e) preserve the Prepetition Agent’s rights to compensation and indemnification under the Prepetition Indenture, as against any money or property distributable to Prepetition Noteholders, including permitting the Prepetition Agent to maintain, enforce, and exercise any charging lien against such Distributions; and (f) preserve all rights of the Prepetition Agent against Prepetition Noteholders pursuant and subject to the Prepetition Indenture. For the avoidance of doubt, (a) any charging lien in favor of the Prepetition Agent shall attach to Distributions made by the Debtors or the Liquidation Trustee to Prepetition Noteholders pursuant to the Plan or Liquidation Trust Agreement, as applicable, in the same manner as if such Distributions were made through the Prepetition Agent, and (b) the Prepetition Agent shall have no obligation to make distributions, allocations, and/or issuances required under the Plan to Prepetition Noteholders.

5.14 Cancellation of Liens.

Except as otherwise specifically provided herein, upon the payment in full in Cash of a Secured Claim, any Lien securing a Secured Claim that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Debtors, Wind Down Estates, or the Liquidation Trustee, as applicable, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Debtors, Wind Down Estates, or Liquidation Trustee, as applicable.

5.15 Stock Restrictions.

The restrictions imposed by the Interim Order (I) Establishing Notice and Objection Procedures for Transfers of Equity Securities, and (II) Granting Related Relief (ECF No. 51), as the same may be made final or amended from time to time, shall remain effective and binding through the closing of all of the Chapter 11 Cases.

5.16 Subordination Agreements.

Pursuant to section 510(a) of the Bankruptcy Code, all subordination agreements governing Claims or Interests shall be enforced in accordance with such agreements’ terms.

5.17 Nonconsensual Confirmation.

Because certain Classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified and amended from time to time, under section 1129(b) of the Bankruptcy Code with respect to such Classes. Subject to Section 12.6 of this Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw this Plan in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

5.18 Notice of Effective Date.

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

5.19 Withholding and Reporting Requirements.

(a) Withholding Rights. In connection with the Plan, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements. The Wind Down Estates, Liquidation Trustee, or such other Entity designated thereby, as applicable, shall be authorized to take any actions that they determine, in their reasonable discretion, to be necessary or appropriate to comply with such withholding and reporting requirements, including withholding distributions pending receipt of information necessary to facilitate such issuances or distributions, or establishing any other mechanisms they believe are reasonable and appropriate. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (a) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (b) pay the withholding tax using its own funds and retain such withheld property. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the foregoing, each holder of an Allowed Claim or any other Entity that receives a Distribution pursuant to the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any taxes imposed on such holder by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such Distribution. Any party issuing any instrument or making any Distribution pursuant to the Plan has the right, but not the obligation, to not make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b) Forms. Any party entitled to receive any property as an issuance or Distribution under the Plan shall, upon request, deliver to the Disbursing Agent or such other Entity designated by Wind Down Estates or Liquidation Trustee (which Entity shall subsequently deliver to the Disbursing Agent any applicable Internal Revenue Service Form W-8 or Form W-9 or other tax information received) an appropriate Internal Revenue Service Form W-9 or (if the payee is a foreign Entity) Form W-8, and any other reasonably requested tax information. If such request is made by the Disbursing Agent, Wind Down Estates, Liquidation Trustee, or such other Entity designated thereby and the holder fails to comply before the earlier of (a) the date that is one hundred and eighty (180) days after the request is made and (b) the date that is one hundred and eighty (180) days after the date of distribution, the amount of any such Distribution shall irrevocably revert to the Wind Down Estates or the Liquidation Trust, as applicable, and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against the Debtors, Wind Down Estates, the Liquidation Trust, or such Entity’s respective property.

5.20 Closing of Chapter 11 Cases.

After an Estate has been fully administered, the Wind Down Estates or the Liquidation Trustee shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case(s) in accordance with the Bankruptcy Code and Bankruptcy Rules.

ARTICLE VI DISTRIBUTIONS.

6.1 Distributions Generally.

The Disbursing Agent shall make all Distributions under the Plan to the appropriate holders of Allowed Claims in accordance with the terms of the Plan.

6.2 Distribution Record Date.

The Debtors and the Liquidation Trustee shall have no obligation to recognize any transfer of the Claims or Interests (a) occurring on or after the Effective Date, or (b) that does not comply with Bankruptcy Rule 3001(e) or otherwise does not comply with the Bankruptcy Code or Bankruptcy Rules.

6.3 Date of Distributions.

(a) Except as otherwise provided herein, the Debtors or the Liquidation Trustee, as applicable, shall direct the Initial Distribution to holders of Allowed Claims no later than the Initial Distribution Date. After the Initial Distribution Date, the Liquidation Trustee shall, from time to time, determine the subsequent Distribution Dates.

(b) The Liquidation Trustee or the Debtors shall reserve an amount sufficient to pay holders of Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims, and Disputed Other Secured Claims the amount such holders would be entitled to receive under the Plan if such Claims were to become Allowed Claims. After the resolution of Disputed Claims, the Liquidation Trustee or the Debtors shall treat any amounts that were reserved for such Disputed Claims that do not become Allowed Claims as Net Cash Proceeds.

6.4 Disbursing Agent.

All Distributions under this Plan shall be made by the Disbursing Agent on and after the Effective Date as provided herein. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. The Wind Down Estates or Liquidation Trustee shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Liquidation Trustee) with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtors’, or Wind Down Estates’, as applicable, books and records. The Wind Down Estates or Liquidation Trustee shall cooperate in good faith with the applicable Disbursing Agent (if other than the Liquidation Trustee) to comply with the reporting and withholding requirements outlined in Section 5.19 of the Plan.

6.5 Rights and Powers of Disbursing Agent.

(a) From and after the Effective Date, the Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including, without limitation, holders of Claims against and Interests in the Debtors and other parties in interest, from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent. No holder of a Claim or Interest or other party in interest shall have or pursue any claim or Cause of Action against the Disbursing Agent, solely in its capacity as Disbursing Agent, for making distributions in accordance with the Plan or for implementing provisions of the Plan, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.

(b) The Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder; (b) make all Distributions contemplated hereby; and (c) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

6.6 Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable and documented fees and expenses incurred by the Disbursing Agent acting in such capacity (including reasonable documented attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash subject to the Wind Down Budget; provided, that the fees and expenses incurred by the Liquidation Trustee shall be paid solely from the Liquidation Trust Assets in accordance with the Liquidation Trust Agreement.

6.7 No Postpetition Interest on Claims.

Except as otherwise provided in the Plan, the Confirmation Order, the DIP Order, or another order of the Bankruptcy Court or required by the Bankruptcy Code (including postpetition interest in accordance with sections 506(b) and 726(a)(5) of the Bankruptcy Code), interest shall not accrue or be paid on any Claims on or after the Petition Date; provided, that if interest is payable pursuant to the preceding sentence, interest shall accrue at the federal judgment rate pursuant to 28 U.S.C. § 1961 on a non-compounded basis from the date the obligation underlying the Claim becomes due and is not timely paid through the date of payment.

6.8 Delivery of Distributions.

(a) The Disbursing Agent shall make all distributions, allocations, and/or issuances required under the Plan. In the event that any Distribution to any holder or permitted designee is returned as undeliverable, no further distributions shall be made to such holder or such permitted designee unless and until such Disbursing Agent is notified in writing of such holder’s or permitted designee’s, as applicable, then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter without interest. Nothing herein shall require the Disbursing Agent to attempt to locate holders or permitted designees, as applicable, of undeliverable distributions and, if located, assist such holders or permitted designees, as applicable, in complying with Section 6.14 of the Plan.

(b) Notwithstanding the foregoing, all Distributions of Cash on account of Prepetition Notes Claims, if any, shall be deposited with the Prepetition Agent for Distribution to holders of Prepetition Notes Claims in accordance with the terms of the Prepetition Notes Documents. All Distributions other than of Cash on account of Prepetition Notes Claims, if any, may, with the consent of the Prepetition Agent, be made by the Disbursing Agent directly to holders of Prepetition Notes Claims in accordance with the terms of the Plan and the Prepetition Notes Documents. For the avoidance of doubt, any charging lien in favor of the Prepetition Agent shall attach to Distributions made by the Debtors, the Disbursing Agent, or the Liquidation Trustee to Prepetition Noteholders pursuant to the Plan or Liquidation Trust Agreement, as applicable, in the same manner as if such Distributions were made through the Prepetition Agent. To the extent the Prepetition Agent effectuates, or is requested to effectuate, any Distributions hereunder, the Prepetition Agent shall be deemed a “Disbursing Agent” for purposes of the Plan.

6.9 Distributions after Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.10 Unclaimed Property.

Undeliverable Distributions shall remain in the possession of the Liquidation Trust until such time as a Distribution becomes deliverable or holder accepts Distribution, or such Distribution reverts back to the Liquidation Trust and shall not be supplemented with any interest, dividends, or other accruals of any kind. Such Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and forfeited at the expiration of one hundred and eighty (180) days from the applicable date of Distribution. After such date, all unclaimed property or interest in property shall revert to and vest in Liquidation Trust and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

6.11 Time Bar to Cash Payments.

Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred and eighty (180) days after the date of issuance thereof. Thereafter, the amount represented by such voided check shall immediately and irrevocably revert to the Liquidation Trust and any Claim in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary, provided that the Disbursing Agent has used reasonable efforts to locate the holder of any such Claim. Requests for re-issuance of any check prior to the expiration of the one hundred and eighty (180) day period from the date of issuance shall be made to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued.

6.12 Manner of Payment under Plan.

Except as otherwise specifically provided in the Plan, at the option of the Liquidation Trustee, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

6.13 Satisfaction of Claims.

Except as otherwise specifically provided in the Plan, any Distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

6.14 Minimum Cash Distributions.

The Disbursing Agent shall not be required to make any Distribution of Cash less than One Hundred Dollars ($100) to any holder of an Allowed Claim; provided, that if any Distribution is not made pursuant to this Section 6.14, such Distribution shall be added to any subsequent Distribution to be made on behalf of the holder’s Allowed Claim.

6.15 Setoffs and Recoupments.

The Debtors, the Wind Down Estates, or the Liquidation Trustee, as applicable, or such Entity’s designee (including, without limitation, the Disbursing Agent) may, but shall not be required to, set off or recoup against any Claim, and any Distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that the Debtors, the Wind Down Estates, or the Liquidation Trustee may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law (other than the released Causes of Action in favor of the Released Parties); provided, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor, a Wind Down Estate, the Liquidation Trustee, or its successor of any claims, rights, or Causes of Action that a Debtor, a Wind Down Estate, the Liquidation Trustee, or its successor or assign may possess against the holder of such Claim (other than the released Causes of Action in favor of the Released Parties).

6.16 Allocation of Distributions between Principal and Interest.

Except as otherwise required by law (as reasonably determined by the Liquidation Trust), Distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

6.17 No Distribution in Excess of Amount of Allowed Claim.

Except as provided in Section 6.7 of the Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, distributions in excess of the Allowed amount of such Claim.

6.18 Distributions Free and Clear.

Except as provided herein, any distributions under the Plan shall be free and clear of and Liens, Claims, and encumbrances, and no other Entity, including the Debtors, the Wind Down Estates, the Liquidation Trust, or the Liquidation Trustee, shall have any interest, legal, beneficial, or otherwise, in Assets transferred pursuant to the Plan.

ARTICLE VII PROCEDURES FOR DISPUTED CLAIMS.

7.1 Objections to Claims.

As of the Effective Date, objections to, and request for estimation of Claims against the Debtors may be interposed and prosecuted by the Liquidation Trustee, without limitation to the right, if any, of a party in interest to interpose or prosecute an objection to or request for estimation of Claims against the Debtors. Such objections and requests for estimation shall be served and filed on or before the Claims Objection Bar Date.

7.2 Allowance of Claims.

After the Effective Date, the Liquidation Trust shall have and shall retain any and all rights and defenses that the Debtors had with respect to any Claim against a Debtor, except with respect to any Claim deemed Allowed under this Plan. Except as expressly provided in this Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under this Plan or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Cases allowing such Claim.

7.3 Resolution of Claims.

Except as otherwise provided herein (including the release provisions hereof) or in the Confirmation Order, or in any contract, instrument, release, or other agreement or document entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, on and after the Effective Date, the Liquidation Trustee may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Claims, Disputed Claims, rights, Causes of Action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Liquidation Trust may hold against any Person, and any contract, instrument, release, indenture, or other agreement entered into in connection herewith. From and after the Effective Date, the Liquidation Trustee may settle or compromise any Disputed Claim without the approval of the Bankruptcy Court; provided that any settlement of a Disputed Claim that results in an Allowed Claim in excess of $500,000 must be made after notice and an opportunity for parties in interest to object.

7.4 Payments and Distributions with Respect to Disputed Claims.

Notwithstanding anything herein to the contrary, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.5 Disallowance of Claims.

All proofs of Claim filed on account of an indemnification obligation to a current or former director, officer, or employee shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

7.6 Estimation of Claims.

The Debtors or the Liquidation Trustee may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(e) of the Bankruptcy Code regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors, or the Liquidation Trustee, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim; provided, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

7.7 No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

7.8 Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

7.9 Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that the Debtors’ insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Court.

ARTICLE VIII EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1 General Treatment.

(a) As of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed rejected, unless such contract or lease (a) was previously assumed or rejected by the Debtors pursuant to an order of the Bankruptcy Court; (b) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto; (c) is the subject of a motion to assume filed by the Debtors on or before the Confirmation Date; (d) is a contract, release, or other agreement or document entered into in connection with the Plan, (e) is a D&O Liability Insurance Policy or an insurance policy; or (f) is identified for assumption on the Assumption Schedule included in the Plan Supplement.

(b) Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions, assumptions and assignments, or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code and a determination by the Bankruptcy Court that the Liquidation Trust has provided adequate assurance of future performance under such assumed executory contracts and unexpired leases. Each executory contract and unexpired lease assumed or assumed and assigned pursuant to the Plan shall vest in and be fully enforceable by the Liquidation Trust in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

8.2 Rejection Damages Claims.

In the event that the rejection of an executory contract or unexpired lease hereunder results in damages to the other party or parties to such contract or lease, any Claim for such damages shall be classified and treated in Class 4 (General Unsecured Claims). Such Claim shall be forever barred and shall not be enforceable against the Debtors, Wind Down Estates, the Liquidation Trust, or their respective Estates, properties or interests in property as agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel for the Debtors or Liquidation Trust, as applicable, by the later of (a) thirty (30) days after the filing and service of the notice of the occurrence of the Effective Date; and (b) thirty (30) days after entry of an Order rejecting such contract or lease if such contract or lease is the subject of a pending Assumption Dispute.

8.3 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

Any Cure Amount due under each Executory Contract and Unexpired Lease to be assumed or assumed and assigned pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment in Cash on the Effective Date (or as soon as reasonably practicable thereafter), subject to the limitation described below, by the Debtors or the Liquidation Trust, as applicable, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

In the event of a dispute regarding (a) the amount of the Cure Amount, (b) the ability of the Liquidation Trust or any other applicable assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease, or (c) any other matter pertaining to assumption or assumption and assignment (as applicable), the obligations of section 365 of the Bankruptcy Code shall be deemed satisfied following the entry of a Final Order or orders resolving the dispute and approving the assumption or assumption and assignment (as applicable); provided, that the Debtors or the Liquidation Trust (as applicable) may settle any dispute regarding the amount of any Cure Amount without any further notice to any party or any action, order, or approval of the Bankruptcy Court (provided that any settlement that results in Cure Amount in excess of $500,000 must made be after notice and an opportunity for parties in interest to object)

Assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any defaults, subject to satisfaction of the Cure Amount, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the Effective Date of assumption and/or assignment. Any prepetition default amount set forth in the Schedules and/or any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

8.4 Assignment.

To the extent provided under the Bankruptcy Code or other applicable law, any executory contract or unexpired lease transferred and assigned hereunder shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type set forth in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts, or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment, constitutes an unenforceable anti-assignment provision and is void and of no force or effect with respect to any assignment pursuant to the Plan.

8.5 Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided herein or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is listed in the Assumption Schedule shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed in the notice of assumed contracts.

8.6 Reservation of Rights.

(a) The Debtors may amend the Assumption Schedule and any cure notice until the Business Day immediately prior to the commencement of the Confirmation Hearing in order to (a) add, delete, or reclassify any executory contract or unexpired lease or amend a proposed assumption or assumption and assignment and/or (b) amend the proposed Cure Amount; provided, that if the Confirmation Hearing is adjourned for a period of more than two (2) consecutive calendar days, the Debtors’ right to amend such schedules and notices shall be extended to the Business Day immediately prior to the adjourned date of the Confirmation Hearing, with such extension applying in the case of any and all subsequent adjournments of the Confirmation Hearing. The Debtors shall provide notice of such amendment to any affected counterparty as soon as reasonably practicable.

(b) Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an executory contract or unexpired lease or that the Debtors, or the Liquidation Trust, or their respective affiliates have any liability thereunder.

(c) Except as otherwise provided in the Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors and the Liquidation Trust, under any executory or non-executory contract or any unexpired or expired lease.

(d) Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Liquidation Trust, as applicable, under any executory or non-executory contract or any unexpired or expired lease.

ARTICLE IX CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN AND EFFECTIVE DATE.

9.1 Conditions Precedent to Confirmation of Plan.

The following are conditions precedent to confirmation of the Plan:

(a) the Disclosure Statement Order shall have been entered;

(b) the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed;

(c) the RSA shall not have been terminated and shall be in full force and effect; and

(d) to the extent the DIP Obligations have not been fully satisfied prior to the Confirmation Date, the DIP Order and the DIP Loan Documents shall be in full force and effect in accordance with the terms thereof, and no event of default shall be continuing thereunder or occur as a result of entry of the Confirmation Order.

9.2 Conditions Precedent to Effective Date.

(a) The following are conditions precedent to the Effective Date of the Plan:

(i) the Confirmation Order shall have been entered and shall be in full force and effect and no stay thereof shall be in effect;

(ii) the Sale Transaction shall have been consummated and in accordance with the requisite Sale Documents and Sale Order;

(iii) to the extent the DIP Obligations have not been fully satisfied prior to the Confirmation Date, an event of default under the DIP Loan Documents shall not be continuing and an acceleration of the obligations or termination of the DIP Lenders’ commitments under the DIP Facility shall not have occurred;

(iv) the Liquidation Trust Agreement shall have been executed and the Liquidation Trust shall have been established;

(v) all actions, documents, and agreements necessary to implement and consummate the Plan shall have been effected or executed and binding on all parties thereto, including the funding of the Wind Down Reserve, and, to the extent required, filed with the applicable governmental units in accordance with applicable laws;

(vi) all governmental approvals and consents, including Bankruptcy Court approval, necessary in connection with the transactions contemplated by the Plan shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions;

(vii) the RSA shall not have been terminated and shall be in full force and effect; and

(viii) all Fee Claims of the Debtors, the Requisite Consenting Creditors, the Creditors’ Committee, and the DIP Lenders that, as of the Effective Date, were due and payable under an order of the Bankruptcy Court shall have been paid in full, other than any Fee Claims subject to approval by the Bankruptcy Court.

(b) Notwithstanding when a condition precedent to the Effective Date occurs, for purposes of the Plan, such condition precedent shall be deemed to have occurred simultaneously upon the completion of the applicable conditions precedent to the Effective Date; provided, that to the extent a condition precedent (a “Prerequisite Condition”) may be required to occur prior to another condition precedent (a “Subsequent Condition”) then, for purposes of the Plan, the Prerequisite Condition shall be deemed to have occurred immediately prior to a Subsequent Condition regardless of when such Prerequisite Condition or Subsequent Condition shall have occurred.

9.3 Waiver of Conditions Precedent.

(a) Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action. Each of the conditions precedent in Section 9.1 and Section 9.2 of the Plan may be waived in writing by the Debtors with the consent of (i) the Requisite Consenting Creditors; and (ii) solely with respect to the condition set forth in Sections 9.1(d) and 9.2(a)(iii) of the Plan, the DIP Agent (to the extent any DIP Claims are outstanding on the Effective Date), in each case without leave of or order of the Bankruptcy Court and such consent not to be unreasonably withheld; provided, that any such consent provided by the DIP Agent shall solely be for purposes of this Article IX and shall not otherwise limit, restrict or impair any rights or remedies of any DIP Secured Party under the DIP

Loan Documents. If the Plan is confirmed for fewer than all of the Debtors as provided for in Section 5.17 of the Plan, only the conditions applicable to the Debtor or Debtors for which the Plan is confirmed must be satisfied or waived for the Effective Date to occur as to such Debtors.

(b) The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.4 Effect of Failure of a Condition.

If the conditions listed in Section 9.2 of the Plan are not satisfied or waived in accordance with Section 9.3 of the Plan on or before the first Business Day that is more than one hundred and eighty (180) days after the date on which the Confirmation Order is entered or by such later date as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, the Requisite Consenting Creditors, or any other Entity.

ARTICLE X EFFECT OF CONFIRMATION OF PLAN.

10.1 Vesting of Assets.

Except as otherwise provided in the Plan, the Confirmation Order, or the Liquidation Trust Agreement, on the Effective Date, the Debtors’ and the Debtors’ Estates shall transfer the Liquidation Trust Assets to, and the Liquidation Trust Assets shall vest in, the Liquidation Trust, free and clear of all Claims, Liens, encumbrances, charges, and other interests, for the benefit of the Liquidation Trust Beneficiaries and administration by the Liquidation Trustee in accordance with the Plan and the Liquidation Trust Agreement; and the Debtors and the Debtors’ Estates shall transfer the Wind Down Reserve (other than the Liquidation Trust Initial Funding) and the Wind Down Reserve (other than the Liquidation Trust Initial Funding) shall vest in, the Wind Down Estates or the Liquidation Trust, as applicable, to fund the distributions provided for in this Plan and the Wind Down.

10.2 Binding Effect.

(a) Confirmation of the Plan does not provide the Debtors with a discharge under section 1141 of the Bankruptcy Code because the Plan is a liquidating chapter 11 plan. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Effective Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Debtors, and such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is Impaired under the Plan and whether or not such holder has accepted the Plan.

(b) By participating in the Plan by voting or by accepting Distributions pursuant to the Plan (in whatever sum), each holder of an Allowed Claim or Interest extinguished, or released pursuant to the Plan shall be deemed to have affirmatively and specifically consented to and accepted the terms of the Plan, and each such holder acknowledges and accepts that the Plan is a binding compromise of an Allowed Claim or an Interest extinguished and releases all rights in respect of such Allowed Claim or Interest extinguished such that such holders of Claims agree to waive any right (if any) to object to or otherwise challenge the Plan and its effect on Claims or any other matter whatsoever. For the avoidance of doubt, any holder of a Claim or Interest that votes to reject the Plan, abstains from voting on the Plan, or is deemed to accept or reject the Plan, shall not be bound by the voluntary releases contained in Section 10.5(b) of the Plan.

10.3 Term of Injunctions or Stays.

Unless otherwise provided herein, the Confirmation Order, or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.4 Injunction.

(a) Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan in relation to any Claim extinguished, discharged, or released pursuant to the Plan or property dealt with by the Plan.

(b) Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by the Wind Down Estates or Liquidation Trustee, as applicable, and a holder of a Claim against or Interest in the Debtors, all Entities who have held, hold, or may hold Claims against or Interests in the Debtors (whether or not proof of such Claims or Interests has been filed and whether or not such Entities vote in favor of, against or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished, discharged, or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, Wind Down Estates, or the Liquidation Trust, or the property of any of the Debtors, the Wind Down Estates, or the Liquidation Trust; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors, the Wind Down Estates, or the Liquidation Trust, or the property of any of the Debtors, the Wind Down Estates, or the Liquidation Trust; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Wind Down Estates, or the Liquidation Trust or the property of any of the Debtors or the Liquidation Trust; (iv) asserting any right of setoff, directly or indirectly, against any obligation due from the Debtors, the Wind Down Estates, or the Liquidation Trust or against property or interests in property of any of the Debtors, the Wind Down Estates, or the Liquidation Trust, except as contemplated or Allowed by the Plan; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

(c) The injunctions in this Section 10.4 shall extend to any successors of the Debtors, the Liquidation Trust, and their respective property and interests in property.

10.5 Releases.

(a) Estate Releases.

As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Definitive Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the implementation of the Plan, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties shall be deemed forever released and discharged, to the maximum extent permitted by law, by the Debtors and their Estates, Wind Down Estates, and the Liquidation Trust, from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, or the Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising prior to the Effective Date from, in whole or in part, the Debtors, the Chapter 11 Cases, the pre- and postpetition marketing and sale process, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any of the Debtors and any Released Party, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the RSA, the Plan (including the Plan Supplement), the Sale Documents, Prepetition Notes Documents, and the DIP Loan Documents, or any related agreements, instruments, and other documents (including the Definitive Documents), the DIP Order, the Sale Order, and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, that (i) for any director or officer of the Debtors not serving in such capacity on the Petition Date who is an insured party or insured person under the D&O Liability Insurance Policies, regardless of whether coverage is extended or denied to such party or person, the release in this Section 10.5(a) is limited to the liability of any such party or person that exceeds the D&O Policy Proceeds with respect to such director or officer, and (ii) nothing in this Section 10.5(a) shall be construed to release the Released Parties from gross negligence, willful misconduct, or intentional fraud as determined by a Final Order. The Debtors and their Estates, the Wind Down Estates, and the Liquidation Trust shall be permanently enjoined from prosecuting any of the foregoing Claims, Interests, or Causes of Action released under this Section 10.5(a) against each of the Released Parties.

(b) Third-Party Releases.

As of the Effective Date, except (i) for the right to enforce the Plan or any right or obligation arising under the Sale Documents or Definitive Documents that remain in effect or become effective after the Effective Date; (ii) defend against any objections to Claims that may be asserted under the Plan; or (iii) as otherwise expressly provided in the Plan or in the Confirmation Order, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever, released, and discharged by the Releasing Parties in each case, from any and all Claims, Interests, or Causes of Action whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on, relating to, or arising prior to the Effective Date from, in whole or in part, the Debtors, the restructuring, the Chapter 11 Cases, the pre- and postpetition marketing and sale process, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, or consummation of the Plan (including the Plan Supplement), the RSA, the Definitive Documents, the Sale Documents, Prepetition Notes Documents, the DIP Order, the Sale Orders, the DIP Loan Documents, or any related agreements, instruments, or other documents, the solicitation of votes with respect to the Plan, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, that nothing in this Section 10.5(b) shall be construed to release the Released Parties from any gross negligence, willful misconduct, or intentional fraud as determined by a Final Order. The Releasing Parties shall be permanently enjoined from prosecuting any of the foregoing Claims, Interests, or Causes of Action released under this Section 10.5(b) against each of the Released Parties.

(c) Notwithstanding anything to the contrary herein, nothing in the Plan shall limit the liability of attorneys to their respective clients pursuant to Rule 1.8(h) of the New York Rules of Professional Conduct.

10.6 Exculpation.

To the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, remedy, loss, and liability for any conduct occurring on or after the Petition Date through and including the Effective Date in connection with or arising out of the filing and administration of the Chapter 11 Cases, the postpetition marketing and sale process, the purchase, sale, or rescission of the purchase or sale of any security or asset of the Debtors; the negotiation and pursuit of the DIP Facility, Disclosure Statement, the RSA, Sale Transaction, including the formulation, negotiation, preparation, dissemination, implementation, administration, confirmation, and consummation thereof, the Plan, or the solicitation of votes for, or confirmation of, the Plan; the funding or consummation of the Plan; the occurrence of the Effective Date; the DIP Loan Documents; the administration of the Plan or the property to be distributed under the Plan; the issuance of Securities under or in connection with the Plan; or the transactions in furtherance of any of the foregoing; except for gross negligence, fraud, or willful misconduct, as determined by a Final Order. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

10.7 Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective Distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors (or the Liquidation Trustee, solely with respect to Allowed General Unsecured Claims) reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

10.8 Solicitation of Plan.

As of and subject to the occurrence of the Confirmation Date: (i) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and(e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation; and (ii) the Debtors and each of their respective directors, officers, employees, affiliates, agents, financial advisors, investment bankers, Professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

ARTICLE XI RETENTION OF JURISDICTION.

11.1 Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain non-exclusive jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a) to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases, including assumption disputes, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

(b) to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c) to ensure that Distributions to holders of Allowed Claims are accomplished as provided for in the Plan and Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan, including, cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely paid;

(d) to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim;

(e) to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g) to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h) to hear and determine all Fee Claims and Restructuring Expenses;

(i) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, or the Confirmation Order, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(j) to hear and determine disputes arising in connection with the Sale Order and Sale Transaction, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(k) to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan;

(l) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any Disputed Claims for taxes or requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(n) to hear, adjudicate, decide, or resolve any and all matters related to Article X of the Plan, including, without limitation, the releases, discharge, exculpations, and injunctions issued thereunder;

(o) to resolve disputes concerning Disputed Claims or the administration thereof;

(p) to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(q) to enter one or more final decrees closing the Chapter 11 Cases;

(r) to recover all Assets of the Debtors and property of the Debtors’ Estates, wherever located;

(s) to resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, or any Bar Date established in the Chapter 11 Cases, or any deadline for responding or objection to a Cure Amount, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

(t) hear and determine all disputes involving the Wind Down Budget and the Wind Down Reserve;

(u) to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors or the Liquidation Trustee pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory; and

(v) to hear and resolve any dispute over the application to any Claim of any limit on the allowance of such Claim set forth in sections 502 or 503 of the Bankruptcy Code.

11.2 Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE XII MISCELLANEOUS PROVISIONS.

12.1 Payment of Statutory Fees.

On the Effective Date and thereafter as may be required, the Wind Down Estates or the Liquidation Trust, as applicable, shall pay all fees incurred pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, together with interest, if any, pursuant to § 3717 of title 31 of the United States Code for the Debtors’ cases, or until such time as a final decree is entered closing the Debtors’ cases, a Final Order converting the Debtors’ cases to cases under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing the Debtors’ cases is entered.

12.2 Substantial Consummation of the Plan.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3 Plan Supplement.

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Documents included in the Plan Supplement will be posted at the website of the Debtors’ notice, claims, and solicitation agent.

12.4 Request for Expedited Determination of Taxes.

The Wind Down Estates or the Liquidation Trust, as applicable, shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date, and, in the case of the Wind Down Estates, through dissolution of the Wind Down Estates.

12.5 Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents pursuant to, in implementation of or as contemplated in the Plan, (b) the creation of any Lien, mortgage, deed of trust, or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Plan (whether to one or more of the Wind Down Estates, the Liquidation Trust or otherwise), and (d) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

12.6 Amendments.

(a) Plan Modifications. Subject to the terms of the RSA and all consent rights contained therein, (i) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend, modify, or supplement the Plan (i) prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (ii) after entry of the Confirmation Order, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, in each case without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims or Allowed Interests pursuant to the Plan and subject to the reasonable consent of the Requisite Consenting Creditors, the Debtors may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes or effects of this Plan, and any holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented. Any such amendment or modification pursuant to this paragraph or otherwise shall be reasonably acceptable to the Requisite Consenting Creditors.

(b) Other Amendments. Subject to the terms of the RSA, before the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement, after consulting with the Requisite Consenting Creditors, without further order or approval of the Bankruptcy Court.

12.7 Effectuating Documents and Further Transactions.

Each of the officers, managers, or members of the Wind Down Estates or the Liquidation Trustee, as applicable, is authorized to and may issue, execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, in the name of and on behalf of the Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

12.8 Revocation or Withdrawal of Plan.

Subject to the terms of the RSA, the Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date. If the Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date does not occur, then: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, the Debtors or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission of any sort by the Debtors, any Consenting Creditors, or any other Entity. This provision shall have no impact on the rights of the Consenting Creditors or the Debtors, as set forth in the RSA, in respect of any such revocation or withdrawal.

12.9 Dissolution of Creditors’ Committee.

On the Effective Date, the Creditors’ Committee shall dissolve and, on the Effective Date, each member (including each officer, director, employee, or agent thereof) of the Creditors’ Committee and each Professional retained by the Creditors’ Committee shall be released and discharged from all rights, duties, responsibilities, and obligations arising from, or related to, the Debtors, their membership on the Creditors’ Committee, the Plan, or the Chapter 11 Cases, except with respect to any matters concerning any Fee Claims held or asserted by any Professional retained by the Creditors’ Committee.

12.10 Severability of Plan Provisions.

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors with the reasonable consent of the Requisite Consenting Creditors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, the Wind Down Estates, or the Liquidation Trustee (as the case may be), and (c) nonseverable and mutually dependent.

12.11 Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement or a Definitive Document provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof; provided, however, that corporate or entity governance matters relating to any Debtors and the Wind Down Estates shall be governed by the laws of the state of incorporation or organization of the applicable Debtors or the Wind Down Estates.

12.12 Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.13 Dates of Actions to Implement the Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is on a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

12.14 Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns, including, without limitation, the Wind Down Estates and the Liquidation Trust.

12.15 Deemed Acts.

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Plan and the Confirmation Order.

12.16 Successor and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

12.17 Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.18 Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including the Plan Supplement) are incorporated into and are a part of the Plan as if set forth in full herein.

12.19 Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by electronic or facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(a)	If to the Debtors or the Wind Down

Estates: Acorda Therapeutics, Inc.
2 Blue Hill Plaza, 3rd Floor
Pearl River, New York 10965
Attn: Neil Belloff
Email: nbelloff@acorda.com

-and-

Baker & McKenzie LLP 452 Fifth Avenue
New York, NY 10018
Attn: Blaire Cahn
John Dodd
Telephone: 212-626-4100
Facsimile: 212-310-1600
Email: blaire.cahn@bakermckenzie.com
john.dodd@bakermckenzie.com

(b)	If to the Consenting Creditors:

Paul Hastings LLP
71 South Wacker Drive, Suite 4500
Chicago, IL 60606
Attn: Matthew Warren
Lindsey Henrikson
Email: mattwarren@paulhastings.com
lindseyhenrikson@paulhastings.com

After the Effective Date, the Wind Down Estates and the Liquidation Trust, as applicable, have authority to send a notice to Entities providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Wind Down Estates and the Liquidation Trust, as applicable, are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

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Dated: August 6, 2024

ACORDA THERAPEUTICS, INC.

By:	/s/ Michael A. Gesser
	Name:	Michael A. Gesser
	Title:	Chief Financial Officer and Treasurer

CIVITAS THERAPEUTICS, INC.

By:	/s/ Michael A. Gesser
	Name:	Michael A. Gesser
	Title:	President and Treasurer

BIOTIE THERAPIES, LLC

By:	/s/ Michael A. Gesser
	Name:	Michael A. Gesser
	Title:	Director and Authorized Signatory

BIOTIE THERAPIES AG

By:	/s/ Michael A. Gesser
	Name:	Michael A. Gesser
	Title:	Director and Authorized Signatory

NEURONEX, INC.

By:	/s/ Michael A. Gesser
	Name:	Michael A. Gesser
	Title:	Director and Authorized Signatory

ACORDA THERAPEUTICS LIMITED

By:	/s/ Ron Cohen
	Name:	Ron Cohen
	Title:	Sole Director